UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12
HARRIS INTERACTIVE INC.
(Name of Registrant As Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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135 Corporate Woods
Rochester, New York 14623
October 3, 2005
Dear Stockholder:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Harris Interactive Inc., which will be held on Tuesday, November 1, 2005, at the Memorial Art Gallery, 500 University Avenue, Rochester, New York 14607 at 5:15 p.m. (local time).
      At the Annual Meeting you will be asked to elect four directors to our Board of Directors.
      On the following pages, you will find the formal Notice of Annual Meeting and our Proxy Statement. Included with our Proxy Statement is a copy of our Annual Report as integrated on Form 10-K/A for the fiscal year 2005. We encourage you to read the Proxy Statement as well as our integrated Form 10-K/A. These documents will provide you with information about our management, operations, markets and services, as well as our audited financial statements.
      Whether or not you plan to attend the Annual Meeting, please return your proxy as soon as possible to ensure that your shares of Harris Interactive common stock will be represented at the Annual Meeting. We encourage you to take advantage of the option to vote by telephone or the Internet. If you prefer, you may complete, sign, date and return the accompanying proxy in the enclosed postage paid envelope.
      We hope that many of you will be able to attend the Annual Meeting in person. We look forward to seeing you there.

Sincerely,

Gregory T. Novak
President and Chief Executive Officer

George Bell
Chairman

Notice of Annual Meeting of Stockholders to Be Held November 1, 2005
PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL NO. 1: ELECTION OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
CORPORATE GOVERNANCE
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS AND OTHER MATTERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG HARRIS INTERACTIVE INC., THE NASDAQ STOCK MARKET (U.S.) INDEX, S&P SMALLCAP 600, RUSSELL 2000, AND A PEER GROUP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT FEES
OTHER MATTERS
FUTURE STOCKHOLDER PROPOSALS
AUDIT COMMITTEE REPORT
ANNUAL REPORT ON FORM 10-K/A
Appendix A AUDIT COMMITTEE CHARTER

135 Corporate Woods
Rochester, New York 14623
Notice of Annual Meeting of Stockholders to Be Held November 1, 2005
To Our Stockholders:
      You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Harris Interactive Inc. (“Harris Interactive” or the “Company”), which will be held at the Memorial Art Gallery, 500 University Avenue, Rochester, New York 14607, on November 1, 2005 at 5:15 p.m., local time, for the following purposes:

1.	To elect three (3) Class III directors to the Board of Directors to hold office for a three year term and to elect one (1) Class II director to the Board of Directors to hold office for a two year term; and

2.	To act upon such other business as may properly come before the meeting or any adjournment thereof.
      A copy of Harris Interactive’s Annual Report as integrated on Form 10-K/A for fiscal year 2005 is enclosed with this Notice of Annual Meeting and attached Proxy Statement. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder of record for any purpose germane to the Annual Meeting during ordinary business hours at Harris Interactive’s offices at 135 Corporate Woods, Rochester, New York 14623.

By Order of the Board of Directors,

Frank J. Connolly, Jr.
Executive Vice President, Chief Financial Officer, Treasurer and Secretary
October 3, 2005
Rochester, New York
      IMPORTANT: To assure that your shares are represented at the Annual Meeting, you must complete your proxy as soon as possible. You may vote your shares by telephone or through the Internet at www.proxyvote.com by following the enclosed instruction form. If you prefer, you may fill in date, sign and promptly mail the enclosed proxy card in the accompanying postage paid envelope. If you attend the Annual Meeting, you may choose to vote in person even if you have previously sent in your proxy card.
      Stockholders should read the entire Proxy Statement carefully prior to returning their proxies.

135 Corporate Woods
Rochester, New York 14623
PROXY STATEMENT
October 3, 2005
FOR ANNUAL MEETING OF STOCKHOLDERS OF HARRIS INTERACTIVE INC.
To Be Held November 1, 2005
      The accompanying proxy is solicited by the Board of Directors of Harris Interactive Inc. (“Harris Interactive” or the “Company”) for use at the 2005 Annual Meeting of Stockholders to be held on Tuesday, November 1, 2005, at 5:15 p.m. local time or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Memorial Art Gallery, 500 University Avenue, Rochester, New York, 14607. The date of this Proxy Statement is October 3, 2005. The approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders is October 11, 2005.
GENERAL INFORMATION
Record Date; Voting Securities
      Only stockholders of record at the close of business on September 16, 2005 are entitled to vote their shares of Harris Interactive common stock at the meeting and any adjournment thereof. As of September 16, 2005, there were 61,415,104 shares of Harris Interactive’s common stock issued and outstanding. Each holder of shares of common stock is entitled to one vote for each share of common stock held. Stockholders may vote in person or by proxy.
Proxies; Voting of Proxies
      By submitting your proxy, you will authorize Leonard R. Bayer and Frank J. Connolly, Jr. to represent you and vote your shares of common stock at the Annual Meeting in accordance with your instructions. They also may vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments of the meeting. If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” all director nominees. If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted by the proxy holders in accordance with the recommendation of the Board of Directors, or, in the absence of any such recommendation, as the proxy holders may determine in their discretion.
      To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves your Company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.
Revocability of Proxies
      If you attend the Annual Meeting, you may vote your shares in person, regardless of whether you have voted by telephone or the Internet or submitted a proxy. In addition, you may revoke your proxy by (1) sending a written notice of revocation to Harris Interactive Inc., Attention: Corporate Secretary, 135 Corporate Woods,

Rochester, New York 14623, (2) by submitting a later-dated vote by mail, telephone, or the Internet or (3) by voting in person at the Annual Meeting.
Quorum
      A majority of the shares of Harris Interactive common stock entitled to vote must be present either in person or by proxy at the Annual Meeting before any business may be conducted.
Tabulation of Abstentions and Broker Non-Votes
      Abstentions and broker non-votes will be included in the number of shares present for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will also be counted as shares “present” and “entitled to vote.” A broker non-vote occurs when a broker has not received voting instructions from the beneficial owner of the shares and the broker does not have the authority to vote the shares because the proposal is non-routine. Broker non-votes are not counted as shares “entitled to vote” with respect to proposals over which they do not have discretionary authority. Therefore, while broker non-votes are considered “present” for purposes of determining whether there is a quorum, they are not considered “present” for purposes of determining the majority of shares at the meeting and entitled to vote.
Shares Held in Street Name
      If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares, and your broker or nominee is required to vote your shares in accordance with your instructions. If you do not give instructions to your broker or nominee, then your broker or nominee will be entitled to vote your shares in its discretion as to the Election of Directors.
      As the beneficial owner of shares, you are invited to attend the Annual Meeting. Please note, however, that if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or nominee that holds your shares.
Solicitation of Proxies
      Harris Interactive will bear all costs of this proxy solicitation. In addition to soliciting stockholders by mail and through its regular employees, Harris Interactive will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of Harris Interactive common stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. Harris Interactive may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth information regarding the beneficial ownership of Harris Interactive common stock as of September 16, 2005 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares; (ii) each director and director-nominee; (iii) the Chief Executive Officer and each other executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated. This table is based on information provided to us or filed with the SEC by our directors, executive officers, and principal stockholders.

	Number of Shares
	of Common Stock	Percent of Common
	Beneficially	Stock Beneficially
Name of Beneficial Owner	Owned	Owned(1)

Mr. Gregory T. Novak(3)(15)	354,755	*
Mr. Robert E. Knapp(2)	343,750	*
Mr. Albert A. Angrisani(6)	1,304,122	2.1%
Mr. Leonard R. Bayer(4)(15)	1,826,032	3.0%
Mr. Arthur E. Coles(5)	16,559	*
Mr. George Bell(7)(15)	17,083	*
Mr. David Brodsky(8)(15)	194,012	*
Mr. Stephen D. Harlan(9)(15)	19,722	*
Mr. James R. Riedman(10)(15)	214,641	*
Dr. Subrata K. Sen(11)(15)	18,194	*
Mr. Howard L. Shecter(12)(15)	222,722	*
Mr. Antoine G. Treuille(13)(15)	15,250	*
Dr. Richard B. Wirthlin(14)(15)	2,340,044	3.8%
Mr. David B. Vaden(16)	97,420	*
Ms. Theresa A. Flanagan(17)	310,012	*
All directors and current executive officers as a group (23 persons)(18)	8,076,789	13.2%

*	Less than 1%

(1)	The number of shares beneficially owned and the percentage of shares outstanding are based on 61,415,104 shares of Harris Interactive common stock outstanding as of September 16, 2005. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. All shares of Harris Interactive common stock subject to options exercisable within 60 days following September 16, 2005 are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

(2)	Represents 343,750 shares underlying options held by Mr. Knapp and exercisable within 60 days.

(3)	Includes 319,354 shares underlying options held by Mr. Novak and exercisable within 60 days. Mr. Novak received a grant of 230,000 options after September 16, 2005, which are not reflected in the table.

(4)	Includes 24,375 shares underlying options held by Mr. Bayer and exercisable within 60 days and 318,340 shares held by Lorraine W. Bayer, Mr. Bayer’s wife.

(5)	Includes 12,710 shares underlying options held by Mr. Coles and exercisable within 60 days.

(6)	Includes 28,450 shares underlying options held by Mr. Angrisani and exercisable within 60 days. The Company has received no updated information regarding Mr. Angrisani’s stock holdings since his resignation as an executive officer of the Company on April 1, 2004.

(7)	Represents 17,083 shares underlying options held by Mr. Bell and exercisable within 60 days.

(8)	Includes 14,167 shares underlying options held by Mr. Brodsky and exercisable within 60 days.

(9)	Represents 19,722 shares underlying options held by Mr. Harlan and exercisable within 60 days.

(10)	Mr. Riedman is the former President of the Riedman Corporation, and a director and stockholder of Riedman Corporation. Riedman Corporation is the owner of 129,558 shares of Harris Interactive common stock. Also includes 85,083 shares underlying options held by Mr. Riedman and exercisable within 60 days.

(11)	Represents 18,194 shares underlying options held by Dr. Sen and exercisable within 60 days.

(12)	Includes 17,222 shares underlying options held by Mr. Shecter and exercisable within 60 days.

(13)	Includes 13,750 shares underlying options held by Mr. Treuille and exercisable within 60 days.

(14)	Represents 2,340,444 shares held indirectly through the Wirthlin Family Trust, over which Dr. Wirthlin has sole voting and investment power.

(15)	Director.

(16)	Includes 94,812 shares underlying options held by Mr. Vaden and exercisable within 60 days.

(17)	Includes 23,185 shares underlying options held by Ms. Flanagan and exercisable within 60 days. The Company has received no updated information regarding Ms. Flanagan’s stock holdings since her resignation as an executive officer of the Company on June 30, 2005.

(18)	Includes the information in the notes above, as applicable. Includes an additional 519,778 shares of common stock issuable upon exercise of stock options exercisable within 60 days of September 16, 2005, which options are held by executive officers of Harris Interactive who are not identified in the table above.
Equity Compensation Plan Information
      The following table provides information as of June 30, 2005 with respect to shares of Harris Interactive Common Stock that may be issued under the terms of Harris Interactive’s Long-Term Incentive Plan and other equity compensation plans:

	Fiscal Year Ended June 30, 2005

	Number of Shares to be	Weighted-Average	Number of Shares
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
	Warrant and Rights	Warrants and Rights	Equity Compensation Plans

Equity compensation plans approved by Stockholders(1)	5,182,002	$5.12	1,715,256
Equity compensation plans not approved by stockholders(2)(3)(4)(5)(6)	697,500	8.27	—

Total	5,879,502	$5.49	1,715,256

(1)	Excludes outstanding options for 48,720 shares at a weighted average price of $2.14 per share. These options were assumed in connection with the acquisition of Total Research Corporation. No additional awards can be granted under the plan pursuant to which these options were originally issued.

(2)	Represents 1,000,000 options that were issued by the Company in fiscal 2004 in connection with the hiring of its Chief Executive Officer, Robert E. Knapp, of which 312,500 were vested and remain vested and remain exercisable after his resignation from the Company, 150,000 options issued in fiscal 2004 and fiscal 2005 to certain employees hired in connection with the acquisition of Novatris, S.A., and 235,000 options issued in fiscal 2005 in connection with the hiring of its Chief Financial Officer, all of which options were awarded pursuant to individual arrangements and not under the Company’s Long-Term Incentive Plan.

(3)	Except as described in footnotes (4), (5), and (6) all of the options have terms, including vesting and exercise provisions, generally consistent with options issued under the Company’s Long-Term Incentive Plan. The options were issued at fair market value on the date of issuance. Until the date of termination of employment of the applicable holder of the options, 25% of each respective grant is vested one year after the date of issuance, and 1/48th of each grant is vested each month thereafter; provided, however, options vest immediately upon a change in control of the Company during the term of the holder’s employment. The options are generally not transferable.

(4)	The options granted to Robert E. Knapp have an exercise price of $8.96 and were for a ten (10) year term, provided, however, they must be exercised within fifteen months after termination of his employment with the Company. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on March 8, 2004.

(5)	The options granted to former employees of Novatris, S.A. during fiscal 2004 have an exercise price of $8.55. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on March 8, 2004. The options granted to former employees of Novatris, S.A. during fiscal 2005 have an exercise price of $4.98 and were for a ten (10) year term; provided, however, they must be exercised on or before the date of termination of employment of the respective holders. The options fully vest upon the death or disability.

(6)	The options granted to Frank J. Connolly, Jr. have an exercise price of $7.94, fully vest upon his death or disability if such event occurs one year or more after the grant date, and were for a ten (10) year term, provided, however, they must be exercised within three months after termination of his employment with the Company or one year after his death or disability. The shares issuable upon exercise of these options were registered by the Company on Form S-8 filed with the SEC on April 1, 2005.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS
      Harris Interactive’s Board of Directors is currently divided into three classes, with the classes of directors serving for staggered three-year terms that expire in successive years. Class III currently has four members, whose terms expire as of the date of the Annual Meeting. Harris Interactive’s Board of Directors proposes that three of the nominees described below, each of whom is currently serving as a Class III director, be re-elected as Class III directors for a term of three years, and that one of the nominees described below, who is currently serving as a Class III director, be re-elected but to serve as a Class II director for a term expiring in 2007, or in each case until their successors are duly elected and qualified.
      The Board of Directors recommends a vote “FOR” all nominees.
Vote Required
      If a quorum is present and voting at the Annual Meeting, the three nominees for Class III directors receiving the highest number of affirmative votes of the shares of Harris Interactive common stock present in person or represented by proxy and entitled to vote will be elected as Class III directors, and the one nominee for Class II director receiving the highest number of affirmative votes of the shares of Harris Interactive common stock present in person or represented by proxy and entitled to vote will be elected as Class II director. Only votes cast for a nominee will be counted. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. In the absence of contrary instructions, the proxy holders intend to vote all proxies received by them in the accompanying form of proxy “FOR” the nominees for director listed below. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.
Nominees to Board of Directors

			Class and Year in Which
Name	Principal Occupation	Director Since	Term Will Expire	Age	Board Committees

Mr. Gregory T. Novak	President and Chief Executive Officer of Harris Interactive	2005	Class III 2008	43	Research and Development
Mr. James R. Riedman	Chairman of Phoenix Footwear Group	1989	Class III 2008	46	Compensation (Chairman); Audit; Nominating and Corporate Governance
Dr. Richard B. Wirthlin	Partner in WB&H Investments	2004	Class III 2008	74	Research and Development
Mr. Stephen D. Harlan	Partner with Harlan Enterprises LLC	2004	Class II 2007	71	Audit (Chairman), Nominating and Corporate Governance
      Gregory T. Novak is currently our President and Chief Executive Officer, positions he has held since April 2004 and September 2005, respectively. He has been a director of Harris Interactive since September 2005 and has been a member of the Research and Development Committee since that time. From May 2005 to September 2005, Mr. Novak served as the Company’s acting Chief Executive Officer and from April 2004 to September 2005, he served as the Company’s Chief Operating Officer. From July 2003 to March 2004, Mr. Novak served as Harris Interactive’s President, U.S. Operations and from July 2001 to June 2003, served as its Group President, Strategic Marketing Solutions and Business and Consulting. From July 2000 to July 2001, Mr. Novak served as the Company’s Group President, Strategic Marketing Solutions and from June 1999 through June 2000, served as the President of its Internet division. Prior to joining Harris Interactive, from August 1996 to June 1999, Mr. Novak was Vice President, General Manager of Lightnin Americas, a unit of GSX, which produces fluid mixing and processing equipment. Mr. Novak received an M.S. in Management from Purdue University’s Krannert Business School and a B.S. in Mechanical Engineering from the University of Pittsburgh. Mr. Novak is also a graduate of General Electric’s Nuclear Power Engineering Program and FMC Corporation’s Corporate Analyst Training and Development Program.
      James R. Riedman has served as a director of Harris Interactive since October 1989 and as Chairman of the Compensation Committee and as a member of the Audit Committee and the Nominating and Governance Committee since July 2005. Mr. Riedman currently serves as the Chairman of Phoenix Footwear Group, a publicly traded manufacturer of women’s footwear. He has held this position since 1998 and has served as a director of that company since 1993. In addition, Mr. Riedman has served as a principal in CE Capital, LLC since 2001. Mr. Riedman served as the President and as a Director of the Riedman Corporation, a real estate holding company and an insurance agency from 1987 to 2001 and continues to serve as a Director of that corporation. From April 1984 to January 1987, Mr. Riedman served as Senior Vice President of Transamerica Financial Systems and Concepts. Mr. Riedman also worked for the Balboa Insurance Group from January 1983 to April 1984, where he served as Director of Corporate Planning. Mr. Riedman received an M.S. degree in Risk and Insurance and Finance from the University of Wisconsin and a B.A. degree in Business Administration from the University of Notre Dame.
      Richard B. Wirthlin has served as a director of Harris Interactive since September 2004, and as a member of the Research and Development Committee since that time. Dr. Wirthlin was elected to the Board of Directors of Harris Interactive pursuant to the terms of the Agreement and Plan of Merger dated September 8, 2004 among Harris Interactive, Capital Merger Sub, LLC, and the stockholders of Wirthlin Worldwide, Inc. (the “Wirthlin Merger Agreement”). Since September 2004, Dr. Wirthlin has been employed by Harris Interactive with the title, Director/ Founder Wirthlin Worldwide. The terms of Dr. Wirthlin’s employment letter requires Dr. Wirthlin’s nomination as a director in 2005. Prior to joining the Board of Directors of Harris Interactive, Dr. Wirthlin founded Wirthlin Worldwide a strategic opinion research and consulting firm he established in 1969. Dr. Wirthlin received his doctorate from the University of California at Berkeley. He also taught economics and statistics at Berkeley, the University of California Medical School and Brigham Young University, where he served as department chairman.
      Stephen D. Harlan has served as a director of Harris Interactive since January 2004, and as Chairman of the Audit Committee and as a member of the Nominating and Governance Committee since that time. He has been a Partner of Harlan Enterprises LLC, a specialized real estate firm that provides advisory services to the commercial real estate market since 2001. Prior to joining Harlan Enterprises, Mr. Harlan was Chairman of the real estate firm H.G. Smithy from 1993 to 2001. Prior to that, he was Vice Chairman of KPMG Peat Marwick, and was responsible for its international business. In 1995, President Clinton appointed him to the District of Columbia Financial Responsibilities and Management Assistance Authority. His additional honors include the Washingtonian of the Year award as well as the Marine Corps Foundation Globe and Anchor award for civic contribution. Mr. Harlan holds a degree in Accounting from the University of Missouri. Mr. Harlan currently serves as a director of Friedman, Billings Ramsey Group and ING Direct.

Directors Not Standing for Election
      The members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

			Class and Year
		Director	in Which
Name	Principal Occupation	Since	Term Will Expire	Age	Board Committees

Mr. Leonard R. Bayer	Executive Vice	1978	Class I 2006	55	Research and
	President, Chief				Development
	Scientist and Chief
	Technology Officer of
	Harris Interactive
Mr. George Bell	Partner with General	2004	Class I 2006	48	Board Chairman,
	Catalyst Partners				Nominating and Corporate Governance
Mr. David Brodsky	Private Investor	2001	Class I 2006	68	Audit, Nominating and Corporate Governance
Mr. Howard L. Shecter	Senior Partner with	2001	Class II 2007	62	Lead Director;
	the law firm of				Audit,
	Morgan, Lewis &				Compensation,
	Bockius LLP				Nominating and Corporate Governance (Chairman)
Dr. Subrata K. Sen	Professor, Yale	2004	Class II 2007	63	Nominating and
	University School of				Corporate
	Management				Governance, Research and Development (Chairman)
Mr. Antoine G. Treuille	Executive Managing	2004	Class II 2007	56	Compensation,
	Partner, Mercantile				Nominating and
	Capital Partners				Corporate Governance
      Leonard R. Bayer is Harris Interactive’s Executive Vice President, Chief Scientist and Chief Technology Officer, and is a director of Harris Interactive, positions he has held since July 1978. Prior to joining the Company Mr. Bayer worked for Practice Development Corporation, from August 1976 to July 1978, where he served as Vice President of Research and Development. From September 1975 to August 1976, Mr. Bayer was a member of the faculty of the University of Rochester School of Medicine, where he taught mathematical statistics. Mr. Bayer received an M.A. in Statistics, a B.S. in Astrophysics, and a B.A. in Mathematics from the University of Rochester.
      George Bell currently serves as the Chairman of the Board of Harris Interactive. Mr. Bell has served as a director of the Company since January 2004. Since April, 2005, Mr. Bell has been partner at General Catalyst Partners, a private equity firm headquartered in Cambridge, Massachusetts that invests in exceptional entrepreneurs building technology-enabled companies. Mr. Bell has been involved in the creation, marketing, circulation, and revenue generation of consumer businesses for 25 years. Prior to joining General Catalyst, Mr. Bell served as President and Chief Executive Officer of Upromise, Inc. from June 2001 to January 2005. Prior to joining Upromise, Mr. Bell was Chairman and CEO of Excite@Home, where he shepherded the company through massive growth, evolving from 23 employees to more than 3,000 worldwide, and led the groundbreaking $7 billion 1999 merger of Excite and @Home. Previously, Mr. Bell was a producer and writer of documentary programs, a winner of four Emmy Awards and a founder of the Outdoor Life cable network. Mr. Bell holds a B.A. in English from Harvard University.
      David Brodsky has served as a director of Harris Interactive since November 2001. Mr. Brodsky was elected to the Board of Directors of Harris Interactive pursuant to the terms of the Agreement and Plan of Merger dated August 5, 2001 between Harris Interactive Inc., Total Research Corporation and Total Merger Sub Inc. (the “TRC Merger Agreement”). Prior to joining the Board of Directors of Harris Interactive, Mr. Brodsky served as a director of Total Research Corporation from June 1998 through November 2001 and as Chairman of its Board of Directors from July 1998 to November 2001. Mr. Brodsky has been a private investor for the past 8 years. He received a B.A. degree from Brown University. Mr. Brodsky currently serves as a director of Southern Union Company.
      Howard L. Shecter has served as a director of Harris Interactive since November 2001. Mr. Shecter was elected to the Board of Directors of Harris Interactive pursuant to the terms of the TRC Merger Agreement. Prior to joining the Board of Directors of Harris Interactive, Mr. Shecter served as a director of Total Research Corporation from June 1998 to November 2001. Mr. Shecter is a Senior Partner with the law firm of Morgan, Lewis & Bockius LLP and has been with that firm since 1968. Mr. Shecter served as a Managing Partner of Morgan, Lewis & Bockius LLP from 1979 to 1983 and was the Chairman of the Executive Committee of that firm in 1985. Mr. Shecter is also a director of Ashbridge Corporation, Ashbridge Investment Management and Heintz Investment Co.
      Subrata K. Sen has served as a director of Harris Interactive since January 2004. Dr. Sen currently holds the Joseph F. Cullman chair as Professor of Organization, Management and Marketing, in the School of Management at Yale University, where he has been a member of the faculty since 1983. Prior to Yale, Dr. Sen taught graduate courses in management at the University of Rochester, the University of Chicago and the University of Texas at Austin. Dr. Sen is the author of over 50 academic research papers on marketing research, advertising, political science, statistical analysis and many other subjects. He has also consulted on a variety of topics with many Fortune 100 companies.
      Antoine G. Treuille has served as a director of Harris Interactive since January 2004. Mr. Treuille is Executive Managing Partner of Mercantile Capital Partners in New York City, a position he has held since September 2000. Prior to Mercantile Capital Partners, Mr. Treuille was President of Charter Pacific Corporation, an investment banking firm in New York City, from 1996 to 1998. Before that, he served in executive roles at Desai Capital Management, Entrecanales Y Travora Inc. and Citibank in New York City, as well as Le Credit Chimique in Paris, France. Mr. Treuille currently serves on the boards of Eramet (director and member of the audit committee) and Societe Bic (chairman of the audit committee) in Paris as well as Eye Care Centers of America (director and member of the compensation committee and formerly chairman of the board). Mr. Treuille formerly served as Chairman of the Board of Loehmanns’ Holdings Inc. He also served on the board of Special Metals Corporation (chairman of the audit committee) in the United States.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Pursuant to the Wirthlin Merger Agreement, Wirthlin Worldwide, Inc. (“Wirthlin”) became a wholly owned subsidiary of the Company and Dr. Richard B. Wirthlin was elected to the Company’s Board of Directors. Dr. Wirthlin is a partner in WB&H Investments, in which he holds an 88.5% interest, and in Richard B. Wirthlin Family LLC, in which he holds a 34.3% direct interest and 100% beneficial interest. WB&H Investments is the landlord under a Lease Agreement between that entity and Wirthlin (formerly known as Decima Research), dated September 15, 1985, and amended as of August 23, 2005 (the “WB&H Lease”) covering facilities used by Wirthlin located at 1999 Columbia Lane, Orem, Utah. Richard B. Wirthlin Family LLC is the landlord under a Lease Agreement between that entity and Wirthlin (formerly known as Decima Research), dated April 23, 2002 (the “RBW Family LLC Lease”) covering facilities used by Wirthlin located at 1920 Association Drive, Reston Virginia. Under the terms of the WB&H Lease, Wirthlin paid base rent in the amount of $12,444 per month, and under the terms of the RBW Family LLC Lease, Wirthlin pays base rent in the amount of $44,015 per month, which amounts represented related party rent expense for the fiscal year ended June 30, 2005. Effective as of September 1, 2005 base rent under the WB&H Lease was increased to $12,537 per month which amount is subject to adjustment based on changes in the consumer price index. Harris Interactive also pays for increases in operating expenses under the terms of both leases, and the RBW Family LLC Lease provides for specified increases in the amount of the base rent over time. Pursuant to the Wirthlin Merger Agreement, the stockholders of Wirthlin agreed to indemnify the Company against liabilities, if any, incurred by the Company in the event that the Company chose to terminate the WB&H Lease, but the Company released the stockholders from such indemnification obligation in connection with the granting to Harris Interactive of options to extend the WB&H Lease.
CORPORATE GOVERNANCE
Independent Directors
      The Board of Directors has determined that a majority of the directors, including George Bell, David Brodsky, Stephen D. Harlan, James R. Riedman, Subrata K. Sen, Howard L. Shecter and Antoine G. Treuille are independent as defined under NASDAQ Rule 4200(a)(15). The Board of Directors appointed Howard L. Shecter as the Lead Director. The Lead Director presides over all executive sessions of the independent directors.
Committees of the Board of Directors
      The standing committees maintained by the Board of Directors include an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Research and Development Committee. The current members of each of these committees and the primary responsibilities of the respective committees are described below.

Audit Committee
      The Audit Committee of the Board of Directors (a) monitors the integrity of the accounting policies, financial reporting, and disclosure practices of the Company, (b) reviews the results of the Company’s quarterly and annual financial statements and annual audit, (c) appoints and monitors the independence and performance of the Company’s independent registered public accounting firm, (d) approves the compensation of the independent registered public accounting firm and approves in advance all permitted non-audit services to be provided by the Company’s independent registered public accounting firm, (e) meets with the Company’s independent registered public accounting firm to review the Company’s critical accounting policies, internal controls, and financial management practices, (f) monitors the processes established and maintained by management in order for management to assure that an adequate system of internal accounting and financial control is functioning within the Company, and (g) monitors the processes established by management in order for management to assure corporate compliance with legal and regulatory requirements. This Committee also receives, reviews and takes action with respect to complaints received by the Company regarding accounting, internal accounting controls, and auditing matters.
      The members of the Audit Committee are Stephen D. Harlan (Chairman), David Brodsky, James R. Riedman and Howard L. Shecter. The Board of Directors has determined that each of the members of the Audit Committee is independent as defined under NASDAQ Rule 4200(a)(15) and SEC Rule 10A-3(b)(1), and that at least one of the members of the Audit Committee, Stephen D. Harlan, is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.
      The Audit Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance — Committees “section of the Company’s website located at www.harrisinteractive.com, and which is attached to this Proxy Statement as Appendix A.

Compensation Committee
      The Compensation Committee (a) reviews and recommends compensation of the Chief Executive Officer for approval by the independent directors of the Company, (b) reviews and approves compensation and benefits for all other executive officers of the Company, and (c) establishes and reviews general policies relating to compensation and benefits for the Company’s employees. The Compensation Committee also recommends, for approval by the Board of Directors, compensation of directors. The Compensation Committee reviews, and recommends for approval by the Board of Directors, including a majority of the independent directors, the incentive bonus plan of the Company. In addition, the Compensation Committee administers the Company’s Long-Term Incentive Plan.
      The members of the Compensation Committee are James R. Riedman (Chairman), Howard L. Shecter and Antoine G. Treuille. The Board of Directors has determined that each of the members of the Compensation Committee is independent as defined under NASDAQ Rule 4200(a)(15).
      The Compensation Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee (a) makes recommendations to the Board of Directors regarding the overall structure, size and composition of the Board of Directors, (b) selects director nominees for approval at the annual meeting of the Company’s stockholders, (c) makes recommendations to the Board of Directors regarding committees of the Board and membership on those committees, (d) oversees matters related to succession planning for the office of the chief executive officer, and (e) oversees matters related to the governance of the Company.
      The members of the Nominating and Corporate Governance Committee are Howard L. Shecter (Chairman), George Bell, David Brodsky, Stephen D. Harlan, James R. Reidman, Subrata K. Sen and Antoine G. Treuille. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent as defined under NASDAQ Rule 4200(a)(15).
      The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com.

Research and Development Committee
      The Research and Development Committee (a) reviews the status of the Company’s technology, and its adequacy for operation of the Company’s business and achievement of the Company’s strategic objectives, (b) monitors the research products and branded methodology as well as the technology of the Company’s primary competitors as compared to the Company’s relative offerings, (c) periodically reviews new product proposals and technological initiatives, and (d) reviews budgets for new research product development and technology and determines relevant priorities.
      The Research and Development Committee has adopted a written charter, a copy of which is posted in the “Investor Relations” — “Corporate Governance — Committees” section of the Company’s website located at www.harrisinteractive.com.
      The members of the Research and Development Committee are Subrata K. Sen, Ph.D. (Chairman), Leonard R. Bayer, Gregory T. Novak and Richard B. Wirthlin, Ph.D.
Board and Committee Meetings
      The Board of Directors of Harris Interactive held a total of seventeen meetings during the fiscal year ended June 30, 2005, and took three actions by written consent. The independent directors, identified above, met separately in executive session in accordance with NASDAQ Rule 4350(c) five times during fiscal year 2005. Additionally, during fiscal 2005, the Audit Committee held twelve meetings, the Compensation Committee held nine meetings, the Nominating and Corporate Governance Committee held two meetings and the Research and Development Committee held one meeting. None of these committees took any action by written consent. Each director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he was director) and (ii) the total number of meetings held by all committees of the Board of Directors on which he served (during the periods that he served).
Director Nomination Process
      The Nominating and Corporate Governance Committee believes that any nominee recommended by such committee for a position on the Company’s Board of Directors must have personal character and integrity, must have sound judgment, must be willing to commit the time required for Board service, must have a commitment to representing the interests of all of the stockholders, must have experience relevant to the Company in one or more fields and must be proficient in knowledge of governance. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee requires that independent directors as defined under NASDAQ Rule 4200(a)(15) comprise a majority of the Board. They require that at least three of such independent directors must qualify as independent under SEC Rule 10A-3(b)(1) and also satisfy the financial literacy requirements for Audit Committee membership, and that at least one such member of the Audit Committee be a “financial expert” as defined in Item 401(h) of Regulation S-K.
      The Nominating and Corporate Governance Committee further believes that one or more, but not necessarily all, of the members of the Board of Directors should have: (a) experience with compensation, executive development, and executive recruitment matters, (b) market research industry expertise, (c) experience with mergers and acquisitions, (d) experience with strategic and operations planning, (e) experience with public company operations, (f) experience as a senior executive, (g) expertise related to global markets, (h) knowledge of crisis management, and (i) experience with investor and media relations.
      Procedures used by the Nominating and Governance Committee in identifying and evaluating candidates for election to the Company’s Board of Directors are posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The Committee believes that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees reflects the Committee’s practice of re-nominating incumbent directors who continue to satisfy the Committee’s criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. Consistent with this policy, in considering candidates for election at annual meetings of stockholders, the Committee will first determine the incumbent directors whose terms expire at the upcoming meeting and who wish to continue their service on the Board. The Committee will evaluate the qualifications and performance of the incumbent directors who desire to continue their service. In particular, as to each such incumbent director, the Committee will (i) consider if the director continues to satisfy the minimum qualifications for director candidates adopted by the Committee, including among others compliance with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities, (ii) review the assessments of the performance of the director during the preceding term made by the Committee, and determine whether there exist any special, countervailing considerations against re-nomination of the director. If the Committee determines that an incumbent director consenting to re-nomination continues to be qualified and has satisfactorily performed his or her duties as director during the preceding term, and that there exist no reasons, including considerations relating to the composition and functional needs of the Board as a whole, why in the Committee’s view the incumbent should not be re-nominated, then the Committee will, absent special circumstances, propose the incumbent director for re-election.
      The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. As to each recommended candidate that the Committee believes merits consideration, the Committee will: (i) cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; (ii) determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director, including among others the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities; (iii) determine if the candidate possesses any of the specific qualities or skills that under the Committee’s policies must be possessed by one or more members of the Board; (iv) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (v) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors. The Committee may, in its discretion, solicit the views of the Chief Executive Officer, other members of the Company’s senior management and other members of the Board regarding the qualifications and suitability of candidates to be nominated as directors. In addition, in its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board. In making its selection, the Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, including among others the candidate’s agreement to comply with the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities. The Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.
      During fiscal 2005, the Company did not pay any fee to a third party to identify or evaluate or assist with the identification or evaluation of director nominees.
      Stockholders may recommend qualified director candidates for consideration by the Nominating and Governance Committee using procedures posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The procedures generally require that the recommendation be submitted in writing by mail, courier, or personal delivery, addressed to: Chairman of the Nominating and Governance Committee of the Board of Directors, c/o Corporate Secretary, Harris Interactive Inc., 135 Corporate Woods, Rochester, New York 14623. The envelope should indicate that it contains a stockholder recommendation for director nomination. Submissions should be as required by the procedures and in general must include: (i) the stockholder’s name, address, telephone number, number of shares owned, length of period held, proof of ownership, and statement as to whether the stockholder has a good faith intention to continue to hold the reported shares through the next annual meeting of stockholders, (ii) name, age and address of the candidate, (iii) a detailed resume describing, among other things, the candidate’s educational background, occupation, five years business experience and material outside commitments (e.g., memberships on other boards and committees, charitable foundations etc.), (iv) a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming them) pursuant to which the nomination is being made by the stockholder; (v) information regarding the nominee’s ownership of securities of the Company, certain types of legal proceedings, and business relationships and transactions between the nominee and the Company, and (vi) all other information regarding the candidate that would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the Securities and Exchange Commission. The submission must also include the candidate’s written consent: (i) to being named in the proxy statement as a nominee and to serving as a director if elected, and (ii) to comply with all policies applicable to directors of the Company including among others the Company’s Code of Ethics and the Company’s policies related to trading in the Company’s securities. Nominating recommendations for an annual meeting of stockholders must be received by the Company at least 90 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. The Nominating and Corporate Governance Committee will review and evaluate each candidate whom it believes merits serious consideration using the Nominating and Governance Committee Procedures described above.

      In addition to recommending candidates to the Nominating and Governance Committee, a stockholder may directly nominate a director by giving written notice in proper written form to the Secretary of the Company pursuant to the Bylaws of the Company which are posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
      On September 7, 2005 the Nominating and Governance Committee nominated, and the Harris Interactive Board of Directors unanimously appointed, Gregory T. Novak to the Board of Directors. The Nominating and Governance Committee has nominated and recommended Gregory T. Novak, Stephen D. Harlan, James R. Riedman, and Richard B. Wirthlin for election to the Board of Directors by the stockholders at the 2005 Annual Meeting.
Stockholder Communications and Director Attendance at Annual Meetings
      The Company’s policy is to facilitate communications between stockholders and other interested parties and the Board of Directors. Stockholders wishing to communicate with the Company’s Board of Directors should follow the detailed procedures posted in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com. The procedures provide for communications to be in writing and mailed to Board of Directors, Harris Interactive Inc., c/o Harris Beach PLLC, Attention: Beth Ela Wilkens, 99 Garnsey Road, Pittsford, New York 14534. Communications must be accompanied by (i) the name, address, telephone number, and email address, if any, of the person submitting the communication, (ii) if the person submitting the communication is a security holder, a statement of the type and amount of securities held by such person, (iii) if the person submitting the communication is not a security holder, the nature of the person’s interest in the Company, and (iv) any special interest, background, or relationship of the person submitting the communication that would be important information for the directors in assessing the communication. Legal counsel will assemble and deliver communications to the directors, or to the directors’ committee with the applicable area of competence, on a periodic basis, accompanied by any relevant materials, analyses, or management recommendations that may be useful to the directors in consideration of the communications. Counsel will send an acknowledgement of receipt to the person submitting the communication indicating that the communication will be delivered to the directors or appropriate directors’ committee, but that it is not the practice of the directors to respond individually to communications. The following types of communications are not appropriate under these procedures: (i) communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of the Company (such as employees, members of the communities in which the Company operates its businesses, customers, and suppliers) generally, (ii) communications that request the Company to engage in illegal activities, (iii) communications that, under community standards, contain offensive, scurrilous, or abusive content, and (iv) communications that have no rational relevance to the business or operations of the Company (it being understood, however, that issues of social concern arising by reason of the business and operations of the Company are not intended to be excluded under this criterion). The Company’s acceptance and forwarding of a communication to the directors under this procedure does not imply that the directors owe or assume any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by law. The Board of Directors has adopted a separate procedure for communications regarding accounting, auditing, and financial reporting matters. Communications of this nature should be submitted following the Company’s “Complaint Procedures for Accounting and Auditing Matters” which may be found in the “Investor Relations” — “Corporate Governance” section of the Company’s website located at www.harrisinteractive.com.
      Although the Company has no specific policy regarding director attendance at its Annual Meeting of Stockholders, all directors are encouraged to attend. Ten of the eleven directors then serving attended the 2004 Annual Meeting.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
AND OTHER MATTERS
Executive
      The following table sets forth information concerning the compensation paid by Harris Interactive for each of the fiscal years ended June 30, 2005, 2004 and 2003 to (i) Harris Interactive’s Chief Executive Officer, (ii) the four other most highly compensated individuals (based on total salary and bonus for the last completed fiscal year) who were serving as executive officers at the end of the fiscal year ended June 30, 2005, and (iii) individuals who would be classified as one of the four other most highly compensated individuals but for the fact that the individual was not serving as an executive officer of the registrant at June 30, 2005. These individuals are referred to as the “Named Executive Officers”.
Summary Compensation Table(1)

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)	Compensation($)	Options	Compensation($)

Gregory T. Novak	2005	372,385	—	—	820,000	4,000
President, Chief Executive Officer,	2004	285,184	151,913	—	113,855	3,000
and Director(2)	2003	233,099	45,150	—	50,000	3,750
Robert E. Knapp	2005	471,946	—	—	—	70,654
Former Chairman and Former	2004	206,769	62,500	—	1,031,250	1,750
Chief Executive Officer(3)	2003	—	—	—	—	—
Albert A. Angrisani	2005	182,776	134,600	—	—	180,849
Former President and Former	2004	303,069	56,900	82,750	28,450	3,000
Chief Operating Officer(4)	2003	241,812	110,000	80,682	—	3,000
Leonard R. Bayer	2005	346,847	—	—	25,000	4,182
Executive Vice President, Chief	2004	329,619	48,750	—	24,375	4,259
Scientist and Chief Technology	2003	279,529	80,000	—	—	4,876
Officer(5)
David B. Vaden	2005	250,323	—	—	165,000	4,000
Executive Vice President, Chief	2004	196,358	83,500	—	128,250	3,961
Strategy Officer(6)	2003	154,328	35,000	—	30,000	2,614
Arthur E. Coles	2005	254,115	—	—	55,000	—
Group President, U.S. Industry	2004	232,595	93,780	—	5,210	—
Research Groups	2003	200,000	30,000	—	30,000	—
Theresa A. Flanagan	2005	219,808	—	—	—	4,098
Former Group President, Customer	2004	202,943	46,080	—	2,560	3,187
Loyalty Management(7)	2003	180,910	74,083	—	30,000	2,715

(1)	In accordance with SEC rules, the compensation described in this table does not include group life, health and medical insurance or other benefits received by the Named Executive Officers that are available generally to all salaried employees of Harris Interactive, and, except as expressly noted, certain perquisites and other personal benefits, securities or property received by the Named Executive Officers that do not exceed (in the aggregate) the lesser of $50,000 or 10% of any such executive officer’s total salary and bonus disclosed in this table.

(2)	Effective September 7, 2005 Mr. Novak became President, Chief Executive Officer and Director of the Company. Prior to that date, on April 2, 2004, Mr. Novak became President and Chief Operating Officer of the Company and on May 4, 2005, became Acting Chief Executive Officer. He had previously served as President, U.S. Operations of the Company starting July 1, 2003 and prior to that date he served as Group President, Strategic Marketing and Business and Consumer Research Division of the Company. Amounts shown as “All Other Compensation” for Mr. Novak represent the Company’s match on contributions to his 401(k) plan during the fiscal year indicated.

(3)	Mr. Knapp joined the Company as its Vice Chairman and Chief Executive Officer effective January 26, 2004, and he became Chairman January 1, 2005. Effective May 4, 2005, Mr. Knapp resigned from the Company as Vice Chairman and Chief Executive Officer. The amounts shown as “All Other Compensation” for Mr. Knapp represent $1,776 and $1,750, the dollar value of insurance premiums paid by the Company with respect to life insurance for the benefit of Mr. Knapp during fiscal 2005 and 2004, respectively, the Company’s match of $2,211 during fiscal 2005 on his contributions to his 401(k) plan and $66,667 of his $600,000 in non-compete and severance payments, which was paid in fiscal 2005.

(4)	Effective April 2, 2004, Mr. Angrisani resigned as President, Chief Operating Officer and Director of the Company. The amounts shown as “Other Annual Compensation” for Mr. Angrisani for fiscal 2004 and 2003 include among other items payments of $70,750 and $68,682, respectively, made in connection with the maintenance of an apartment in New York City. The amounts shown as “All Other Compensation” for Mr. Angrisani represent the dollar value of deferred compensation payments made to Mr. Angrisani in fiscal 2005.

(5)	The amounts shown as “All Other Compensation” for Mr. Bayer represent the dollar value of insurance premiums paid by the Company and the Company’s match on contributions to Mr. Bayer’s 401(k) plan. The dollar value of insurance premiums paid by the Company during fiscal years 2005, 2004 and 2003 with respect to life insurance for the benefit of Mr. Bayer amounted to $552, $1,259 and $1,126, respectively. The Company’s match on Mr. Bayer’s contributions to his 401(k) plan for fiscal 2005, 2004 and 2003 amounted to $3,630, $3,000 and $3,750, respectively.

(6)	The amounts shown as “All Other Compensation” for Mr. Vaden represents the dollar value of the Company’s match on contributions to Mr. Vaden’s 401(k) plan. The Company’s match on Mr. Vaden’s contributions to his 401(k) plan for fiscal 2005, 2004 and 2003 amounted to $4,000, $3,961 and $2,614 respectively.

(7)	The amounts shown as “All Other Compensation” for Ms. Flanagan represents the dollar value of the Company’s match on contributions to Ms. Flanagan’s 401(k) plan. The Company’s match on Ms. Flanagan’s contributions to her 401(k) plan for fiscal 2005, 2004 and 2003 amounted to $4,098, $3,187 and $2,715 respectively.

Grants of Stock Options
      The following table contains information concerning stock options granted during the fiscal year ended June 30, 2005 to the Named Executive Officers. Harris Interactive has never granted stock appreciation rights or shares of restricted or other stock to officers or employees, and no stock appreciation rights or shares of restricted or other stock were granted to the Named Executive Officers during the last completed fiscal year.
Option Grants in Last Fiscal Year

		Individual Grant

		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to			Stock Price Appreciation for
	Underlying	Employees in	Exercise Price		Option Term(2)
	Options	Fiscal	Per	Expiration
Name	Granted	Year 2005(1)	Share($/Share)	Date	5%($)	10%($)

Gregory T. Novak	320,000	9%	$4.39	5/23/15	$2,125,664	$5,386,850
	500,000	14%	6.76	11/8/14	883,471	2,238,889
	13,855	*	6.27	7/26/14	54,633	138,450
Robert E. Knapp	31,250	1%	6.27	7/26/14	123,224	312,274
Albert A. Angrisani	28,450	1%	6.27	7/26/14	112,183	284,294
Leonard R. Bayer	25,000	1%	4.39	5/23/15	69,021	174,913
	24,375	1%	6.27	7/26/14	96,115	243,574
Arthur E. Coles	5,210	*	6.27	7/26/14	20,544	52,062
	55,000	2%	4.39	5/23/15	151,847	384,809
David B. Vaden	100,000	3%	7.94	1/2/15	499,342	1,265,432
	65,000	2%	4.39	5/23/15	179,455	454,774
	3,250	*	6.27	7/26/14	12,815	32,476
Theresa A. Flanagan	2,560	*	6.27	7/26/14	10,095	25,581

*	Less than 1%.

(1)	Based on an aggregate of 3,565,300 options granted in the fiscal year ended June 30, 2005 to all employees of Harris Interactive, including the Named Executive Officers.

(2)	The potential realizable value is calculated based on the term of the option and illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming that the market price of Harris Interactive common stock appreciates in value at the specified annual compounded rates of 5% and 10% per share from the date of grant to the end of the option term. These amounts do not represent the Company’s estimate of future stock prices. Actual realizable values, if any, on stock option exercises are dependent upon a number of factors, including the future performance of shares of Harris Interactive’s common stock and the timing of option exercises, as well as the optionee’s continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.
Stock Option Exercises and Values for Fiscal 2005
      The following table provides information with respect to the Named Executive Officers concerning the number and value of all options exercised during the last completed fiscal year and the number and value of all unexercised options held at June 30, 2005. The value of “in-the-money” options refers to options having an exercise price that is less than the fair market value of Harris Interactive’s common stock at June 30, 2005.

Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year End(#)		at Fiscal Year End($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gregory T. Novak	—	—	264,147	737,708	149,199	191,881
Robert E. Knapp	—	—	343,750	—	—	—
Albert A. Angrisani	500,000	2,846,460	28,450	—	—	—
Leonard R. Bayer	—	—	24,375	25,000	—	12,000
Arthur E. Coles	3,750	17,625	9,585	64,375	10,719	49,368
David B. Vaden	6,562	31,311	81,271	255,104	9,188	54,169
Theresa A. Flanagan	—	—	23,185	—	50,531	—

(1)	Represents the difference between the exercise price of the stock options and the per share fair market value, which was the last reported sale price per share of Harris Interactive common stock on the date of each respective option exercise.

(2)	Represents the difference between the exercise price of the stock options and the fair market value of $4.87 per share, which was the last reported sale price per share of Harris Interactive common stock on June 30, 2005, the last trading day of the fiscal year ended June 30, 2005.
Compensation of Directors
      Fees Paid to Directors. Members of the Board of Directors who are not employees of Harris Interactive or any subsidiary of Harris Interactive (“Non-Employee Directors”), are paid an annual retainer fee on a calendar year basis in consideration of their service. Mr. George Bell, Mr. David Brodsky, Mr. Stephen D. Harlan, Mr. James R. Riedman, Dr. Subrata K. Sen, Mr. Howard L. Shecter, and Mr. Antoine G. Treuille are Non-Employee Directors. Non-Employee Directors receive an annual retainer fee of $37,500, and the Chairman of the Board of Directors, if a Non-Employee Director receives an additional $15,000 annually. Each Non-Employee Director receives an additional $5,000 for each standing committee of the Board of Directors for which he serves as chairman, and the Lead Director receives an additional $10,000 for his service in such capacity. Members of the Board of Directors are not paid additional compensation for their participation in other special assignments in their capacities as directors. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attending Board of Directors meetings and meetings of Committees of the Board of Directors.
      Equity Compensation for Directors. In addition to the fees described above, Non-Employee Directors receive grants of non-qualified stock options for their service in certain capacities on a per year basis, generally awarded at or near the time of the Company’s annual meeting of stockholders. Beginning in 2005, Non-Employee Directors receive 15,000 non-qualified stock options per year. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receive an additional 10,000 options per year and the Chairman of the Research and Development Committee, if a Non-Employee Director, receives an additional 5,000 options per year. The Chairman of the Board, if a Non-Employee Director, receives an additional 5,000 options per year and the Lead Director receives an additional 10,000 options per year for their respective service in such capacities. The following table contains information concerning non-qualified stock options granted during the fiscal year ended June 30, 2005 to Non-Employee Directors.

			Exercise Price
		Option Grants in	Per Share
Non-Employee Director	Date	Fiscal 2005	($/share)

Mr. David Brodsky	November 22, 2004	15,000	$6.79
Mr. James R. Riedman	November 22, 2004	15,000	6.79
Mr. Howard L. Shecter	November 22, 2004	15,000	6.79
	November 22, 2004	10,000	6.79
Mr. George Bell	November 22, 2004	15,000	6.79
	November 22, 2004	10,000	6.79
	June 8, 2005	2,000	4.93
Mr. Stephen D. Harlan	November 22, 2004	15,000	6.79
	November 22, 2004	10,000	6.79
Dr. Subrata K. Sen	November 22, 2004	15,000	6.79
	November 22, 2004	5,000	6.79
Mr. Antoine G. Treuille	November 22, 2004	15,000	6.79
      Each of the above noted stock option grants to directors were issued at the fair market value of Harris Interactive common stock on the date of grant. The options vest and become exercisable ratably over 36 consecutive months (1/36th per month), beginning one month from the date of grant; therefore, certain of these options vested during fiscal year 2005. The options terminate when the director ceases to be a member of the Board of Directors (if the director’s term ends, if the director resigns, or for any other reason), one year after the director ceases to be a member of the Board of Directors because of death or permanent disability, or immediately if the director competes with Harris Interactive.
      Compensation Paid to Directors in Other Capacities. Dr. Richard B. Wirthlin receives compensation, including an annual salary of $100,000 and employee benefits provided to all senior executives of the Company, in connection with his services as an employee of Harris Interactive. Leonard R. Bayer and Gregory T. Novak receive compensation in connection with their services as employees of Harris Interactive as described above in the “Executive Compensation” and “Grants of Stock Options” sections of this Proxy Statement.
Employment Contracts, Severance and Change-of-Control Arrangements
      Gregory T. Novak. Gregory T. Novak became President and Chief Operating Officer of the Company pursuant to an employment agreement dated as of April 1, 2004, which amended, restated and superseded in its entirety Mr. Novak’s employment agreement dated as of November 7, 2003, pursuant to which he had been employed as President, U.S. Operations of the Company. Under the terms of the agreement, Mr. Novak’s employment would have automatically terminated on the earlier to occur of (1) June 30, 2005 (subject to renewal as described below) or (2) Mr. Novak’s death, unless his employment was earlier terminated by either party in accordance with the terms of his employment agreement. The Agreement provided that on June 30, 2005 and each June 30 thereafter, Mr. Novak’s employment would be automatically extended for an additional successive one year terms, unless either Mr. Novak or the Company gave the other at least three months written notice of non-renewal. The terms of Mr. Novak’s employment agreement included, among other things:

•	a base salary of $368,000 per year, subject to increase by the Compensation Committee of the Board of Directors;

•	an annual performance bonus determined by the Compensation Committee of the Board of Directors based upon performance guidelines established for executive officers of the Company, with a target bonus for fiscal 2004 of $100,000 and a target bonus for fiscal 2005 of $150,000, provided that the performance guidelines were met;

•	vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally including health, life and disability insurance; and

•	subject to stockholder approval of an increase in the number of shares available for issuance under the Company’s Long-Term Incentive Plan, a grant of options to purchase 500,000 shares of the Company’s common stock, which options would vest as follows: 25% on March 30, 2005, and 1/48 as of the last day of each of the following 36 months.
      The Company could terminate Mr. Novak’s employment at any time under the terms of the agreement. Upon any termination of Mr. Novak’s employment by reason of his death or permanent disability, or by the Company for “cause” or by Mr. Novak without “good reason”, each as defined in his employment agreement, he would have been entitled to payment of accrued and unpaid salary, bonus and benefits (not including any bonus if termination occurred during the first six months of a fiscal year but including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurred if termination occurs during the last six months of such fiscal year). If the Company terminated Mr. Novak’s employment other than as set forth in the preceding sentence or if Mr. Novak terminated his employment for “good reason”, he would have been entitled to accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurred based upon annualized completed results), continued payment of his salary through and including the first anniversary of his termination, and continued participation in the Company’s employee benefit programs at this then-current level (or the economic equivalent, if such benefits are not available) through and including the first anniversary of his termination. If Mr. Novak’s employment was terminated because the Company decided not to renew his employment as of any June 30 as described above, he would have been entitled to accrued but unpaid salary, bonus and benefits, plus continued payment of his salary through and including the first anniversary of his termination, but if Mr. Novak’s employment was terminated because he decided not to renew his employment as of any June 30, he only would have been entitled to accrued but unpaid salary, bonus and benefits. If Mr. Novak’s employment was terminated under certain circumstances during the one-year period following a change of control, in addition to the payments and benefits described above, he would have received reimbursement for six months of out-placement services.
      Additionally, Mr. Novak was subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement and post-termination payments to him would have been, in part, in consideration of such obligations.
      Mr. Novak’s employment agreement was amended effective January 1, 2005 to provide that after a change in control Mr. Novak also was entitled to a gross-up in payments otherwise due to him to the extent payments to him were subject to excise taxes under Section 280G of the Internal Revenue Code.
      On May 24, 2005, the following adjustments were approved by the Compensation Committee, which adjustments were made effective as of May 23, 2005:

•	base salary was increased from $368,000 to $425,000; and

•	target bonus for fiscal years 2005 and 2006 was increased from $150,000 to $200,000.
      On September 7, 2005 the Board of Directors changed Mr. Novak’s title to President and Chief Executive Officer.
      In connection with his appointment as President and Chief Executive Officer, Harris Interactive and Mr. Novak entered into an Amended and Restated Employment Agreement dated September 28, 2005 but effective as of September 7, 2005, which amended, restated and superseded in its entirety Mr. Novak’s employment agreement dated as of April 1, 2004. Pursuant to the restated agreement, Mr. Novak’s employment will automatically terminate on the earlier to occur of (1) June 30, 2006 (subject to renewal as described below) or (2) Mr. Novak’s death, unless his employment is earlier terminated by either party in accordance with the terms of his employment agreement. The agreement provides that on June 30, 2006 and each June 30 thereafter, Mr. Novak’s employment will be automatically extended for an additional successive one year terms, unless either Mr. Novak or the Company gives the other at least three months written notice of non-renewal. The terms of Mr. Novak’s restated employment agreement include, among other things:

•	a base salary of $475,000 per year, subject to increase by the Compensation Committee of the Board of Directors;

•	an annual performance bonus determined by the Compensation Committee of the Board of Directors based upon performance guidelines established for executive officers of the Company, with a target bonus for fiscal 2006 of $250,000 provided that the performance guidelines are met;

•	vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally including health, life and disability insurance;

•	reimbursement of up to $2,500 in legal fees in connection with negotiation of his restated employment agreement; and

•	$600,000 in Company paid term life insurance in addition to Company paid term life insurance benefits provided to all executive officers.
      The agreement requires the Nominating and Governance Committee to nominate and recommend Mr. Novak for election as a director at each annual meeting of stockholders coinciding with the expiration of his term as a director, but failure of the stockholders to elect Mr. Novak does not constitute a breach of the agreement. The agreement requires Mr. Novak to resign from the board of directors on the date on which his employment terminates for any reason.
      The Company may terminate Mr. Novak’s employment at any time. Upon any termination of Mr. Novak’s employment by reason of his death, or by the Company for “cause” or by Mr. Novak without “good reason”, each as defined in his employment agreement, he will be entitled to payment of accrued and unpaid salary, bonus and benefits (not including any bonus if termination occurs during the first six months of a fiscal year but including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs if termination occurs during the last six months of such fiscal year). If the Company terminates Mr. Novak’s employment other than due to Mr. Novak’s permanent disability or as set forth in the preceding sentence, or if Mr. Novak terminates his employment for “good reason”, he will be entitled to accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs based upon annualized completed results). In addition, he will be entitled to continued payment of his salary and continued participation in the Company’s employee benefit programs at this then-current level (or the economic equivalent, if such benefits are not available) through and including the 12-month anniversary of his termination if his termination occurs on or before June 30, 2006, the 15-month anniversary of his termination if his termination occurs between July 1, 2006 and June 30, 2007, the 18-month anniversary of his termination if his termination occurs between July 1, 2007 and June 30, 2008 and the 24-month anniversary of his termination if his termination occurs on or after July 1, 2008. If Mr. Novak’s employment is terminated because the Company decides not to renew his employment as of any June 30 as described above, he will be entitled to the same salary and benefits as if he was terminated without “cause”, but if Mr. Novak’s employment is terminated because he decides not to renew his employment as of any June 30, he will only be entitled to accrued but unpaid salary, bonus and benefits. If Mr. Novak is terminated due to a permanent disability, he will receive the same salary and benefits as if he was terminated without “cause” but subject to a deduction equal to the amount of payments he receives during the same period under the Company’s long term disability insurance policy.
      If Mr. Novak’s employment is terminated under certain circumstances during the one-year period following a change of control, in lieu of the payments he would otherwise receive for a termination without “cause”, he will receive accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs based upon annualized completed results), continued payment of his salary and continued participation in the Company’s employee benefit programs at this then-current level (or the economic equivalent, if such benefits are not available) through and including the 24-month anniversary of his termination, a gross-up in payments otherwise due to him to the extent payments to him are subject to excise taxes under Section 280G of the Internal Revenue Code and reimbursement for six months of out-placement services.
      Additionally, Mr. Novak is subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement and post-termination payments to him are, in part, in consideration of such obligations.
      Robert E. Knapp. The Company entered into an employment agreement with Robert E. Knapp on December 31, 2003, effective as of January 26, 2004, pursuant to which Mr. Knapp became the Vice Chairman and Chief Executive Officer of the Company. Under the agreement Mr. Knapp’s employment automatically terminated on the earlier to occur of (1) December 31, 2007 (or such later date as the parties mutually agreed) or (2) Mr. Knapp’s death, unless earlier terminated in accordance with the terms of the agreement. The terms of Mr. Knapp’s employment agreement included, among other things:

•	a base salary of $500,000 per year, or such higher base salary as was approved by the Board of Directors;

•	commencing with fiscal 2005, an annual performance bonus set by the Compensation Committee of the Board of Directors, with a target bonus of at least $250,000, based upon performance standards relating to financial targets;

•	vacation, automobile allowance, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally, plus reimbursement of certain attorney’s fees and expenses in connection with negotiation of his employment agreement;

•	a term life insurance policy in the amount of $2,000,000;

•	reimbursement of expenses associated with Mr. Knapp’s maintaining an apartment in Rochester, New York at a reasonable monthly rental expense or reasonable hotel expenses; or, if Knapp and the Company’s Board of Directors mutually agree that Knapp should relocate his principal residence to Rochester, reasonable and customary relocation expenses including moving costs, brokerage commissions and closing costs;

•	a one-time signing bonus of $125,000, which was payable on June 30, 2004, provided, however, Mr. Knapp later agreed that such bonus would be paid one-half in cash and one-half in the form of 31,250 fully vested stock options with an exercise price of $6.27 per share; and

•	a grant of stock options, effective January 26, 2004, to purchase 1,000,000 shares of the Company’s common stock, subject to the following vesting provisions: 25% of such options vested on January 26, 2005, and the remaining 750,000 balance vested at a rate of 1/48 per month over the next 36 months (except that all unvested options immediately vested upon the occurrence of a change in control, and no unvested options vested following Mr. Knapp’s disability or a termination of his employment).
      In the event of Mr. Knapp’s “disability”, as defined in his agreement, until the earlier of the date that is 15 months after the disability date and his termination date, he was entitled to receive, in addition to any payments he received under the Company’s disability insurance policies, an amount equal to the difference between such payments and his base salary. Beginning in fiscal 2005, if Mr. Knapp was entitled to a performance bonus for the fiscal year in which a disability occurred, he would receive a prorated amount for the period up to his disability date. Mr. Knapp would continue to participate in certain employee benefit plans and programs of the Company following his disability to the extent set forth in his agreement, but his right to certain other employee benefits, relocation expense reimbursements, and change in control payments would cease upon his disability.
      Upon the occurrence of a change in control, Mr. Knapp’s performance bonus and other benefits could be modified to make them consistent with the bonus program and benefits maintained by the acquiring person, provided that the amount of the target and additional bonus for which Knapp was eligible was not decreased and his ability to earn the bonus was not materially impaired. Additionally, if Mr. Knapp’s employment was terminated under certain qualifying circumstances in connection with or within 15 months after a change in control, in lieu of further payments or benefits under his employment agreement (other than with respect to vesting of his stock options), Mr. Knapp would have been entitled to a lump sum payment of $1,250,000, and in consideration of his continuing obligations with respect to non-competition, non-solicitation and confidentiality, he would have been entitled to an additional lump sum payment of $1,000,000. Mr. Knapp was also entitled to reimbursement of any excise taxes payable by him with respect to any amounts received in connection with a change in control that constituted excess parachute payments, and a “gross-up” payment if necessary to offset any and all applicable federal, state and local excise, income or other taxes incurred by Mr. Knapp as a result of Harris Interactive’s payment of such excise taxes.
      Mr. Knapp’s employment was terminable by either the Company or Mr. Knapp at any time. The agreement provided that if Mr. Knapp’s employment was terminated by the Company without “cause” or by Mr. Knapp for “good reason”, each as defined in his employment agreement, Mr. Knapp was entitled to an aggregate payment of $1,000,000, payable in 15 equal monthly installments, continued coverage under the Company’s health insurance plans for a period of 18 months following termination (or reimbursement of expenses, if continued coverage is unavailable), and all amounts accrued but unpaid under his employment agreement (including bonus payments relating to fiscal years prior to the fiscal year during which the termination occurred). If Mr. Knapp’s employment was terminated by the Company for “cause” or by Mr. Knapp without “good reason”, Mr. Knapp was entitled to all amounts accrued but unpaid under his employment agreement (including bonus payments relating to fiscal years prior to the fiscal year during which the termination occurred).
      Additionally, Mr. Knapp was subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement.
      In 2005, the Compensation Committee and Mr. Knapp mutually agreed to eliminate Mr. Knapp’s car allowance and in lieu thereof to increase his base salary to $454,015.
      Effective as of June 30, 2005, Harris Interactive entered into a Separation Agreement and Mutual Release of Claims (the “Separation Agreement”) with Mr. Knapp pursuant to which the parties agreed that the total non-compete payments and severance payable to Mr. Knapp in connection with his resignation from those positions would be $600,000, payable in a lump sum, less severance payments previously made to Mr. Knapp and less applicable taxes and deductions related to health insurance. The Separation Agreement provides that certain terms of his prior employment agreement remain in effect, including mutual non-disparagement agreements, Mr. Knapp’s rights to exercise vested stock options and to health insurance benefits through November 4, 2006, and his obligations related to confidentiality and non-competition.
      Albert A. Angrisani. From November 1, 2001 through April 1, 2004, the Company employed Albert A. Angrisani as President and Chief Operating Officer. Pursuant to Mr. Angrisani’s amended and restated employment agreement, dated as of March 31, 2004 and effective as of April 1, 2004, Mr. Angrisani resigned as President and Chief Operating Officer of the Company and as a member of the Board of Directors, and agreed to continue as an employee of the Company, reporting to the Board of Directors and performing such duties and having such authority as the Lead Director of the Board of Directors specified from time to time in writing. The amended and restated employment agreement provided that the term of Mr. Angrisani’s employment would automatically terminate on the earlier to occur of (1) January 15, 2005 and (2) Mr. Angrisani’s death, unless earlier terminated by either party in accordance with the agreement and pursuant thereto his employment terminated on January 15, 2005.
      Under the terms of Mr. Angrisani’s amended and restated employment agreement, he was entitled to receive, among other things:

•	a base salary of $375,000 per year, subject to increase in the event that the Lead Director requested Mr. Angrisani to perform additional services related to acquisitions as provided in the agreement;

•	an annual performance bonus under the incentive bonus plan for senior executives for the Company’s fiscal year ended June 30, 2004, equal to 17.5% of the bonus pool for fiscal 2004;

•	if Mr. Angrisani performed certain services related to acquisitions if requested by the Lead Director of the Board of Directors, a performance bonus for fiscal 2005 in an amount to be agreed upon by Mr. Angrisani and the Company;

•	an additional incentive bonus of $134,600 contingent upon Mr. Angrisani’s performance of his obligations under the agreement through and including January 15, 2005, payable on January 30, 2005;

•	a grant on November 1, 2001 of options to purchase 500,000 shares of Harris Interactive’s common stock under the Harris Interactive Long-Term Incentive Plan, which options vest and become exercisable one-thirty-sixth (1/36th) at the end of each month during the term of his employment, beginning November 30, 2001 and continuing through October 31, 2004;

•	reimbursement of any excise taxes payable by Mr. Angrisani by reason of receiving excess parachute payments under his employment agreement, and payment of a “gross-up” amount necessary to offset any and all applicable federal, state and local excise, income or other taxes incurred by Mr. Angrisani by reason of Harris Interactive’s payment of the excise taxes otherwise payable by Mr. Angrisani; and

•	vacation, automobile allowance, expense reimbursements and other employee benefits commensurate with those provided by Harris Interactive to its senior executives generally.
      Pursuant to Mr. Angrisani’s employment agreement, if Mr. Angrisani’s employment was terminated upon his death, he was entitled to payment of salary, performance bonus and benefits accrued prior to termination. If Mr. Angrisani’s employment was terminated by the Company for “cause” or by Mr. Angrisani without “good reason”, each as defined in his agreement, he was entitled to payment of salary and benefits accrued prior to termination. If Mr. Angrisani terminated his employment for “good reason”, as defined in his agreement, before January 15, 2005, he would have continued to receive salary, performance bonus and health benefits at his then-current level (or, under certain circumstances, the economic equivalent thereof) through and including January 15, 2005, plus any additional incentive bonus to which he may be entitled as described above.
      Upon a change in control of the Company, Mr. Angrisani’s employment agreement would have continued in effect, and he would have immediately been entitled to receive the additional incentive bonus described above and all stock options granted to him would have been fully vested. Additionally, Mr. Angrisani is subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement.
      Leonard R. Bayer. The Company entered into an employment agreement with Leonard Bayer, Chief Scientist and Chief Technology Officer of the Company, effective as of July 1, 2003. The initial term of Mr. Bayer’s employment agreement expired on June 30, 2005, however, the agreement was and will automatically be renewed for additional one-year terms unless either Mr. Bayer or Harris Interactive gives six months notice of termination prior to the expiration of the initial term. The terms of Mr. Bayer’s employment agreement included, among other things:

•	a base salary of $330,000 per year for fiscal year 2004, and $350,000 per year thereafter, subject to review and adjustment by the Board of Directors;

•	an annual performance bonus set by the Compensation Committee of the Board of Directors, using the same criteria and tier used to set the bonus for the Chief Executive Officer and Chief Operating Officer of the Company;

•	vacation, automobile allowance, expense reimbursement and other employee benefits commensurate with those provided by Harris Interactive to its senior executives generally, plus reimbursement of certain attorney’s fees and expenses in connection with negotiation of his employment agreement;

•	a $250,000 term life insurance policy, at a cost no greater than the premium in effect on July 1, 2003; and

•	a one-time payment of $500,000, payable upon termination by either party in consideration of Mr. Bayer’s agreement to be bound by non-competition, non-solicitation and confidentiality covenants.
      Pursuant to Mr. Bayer’s employment agreement, if Mr. Bayer’s employment is terminated under certain qualifying circumstances, he is entitled to receive certain payments and benefits (in addition to the non-compete payment referred to above), including a severance payment equal to his salary, bonus and benefits accrued prior to termination, plus his unpaid salary and performance bonus for the remainder of his employment term. If Mr. Bayer’s employment agreement is terminated for death, disability or cause, or he terminates his employment without “good reason,” he is only entitled to payment of salary, bonus and benefits accrued prior to termination

(plus the non-compete payment referred to above). Mr. Bayer’s employment agreement will continue in the event of a change in control of the Company.
      In 2005, the Compensation Committee and Mr. Bayer mutually agreed to eliminate Mr. Bayer’s car allowance and in lieu thereof to increase his base salary to $346,847.
      Mr. Bayer’s employment agreement was amended effective January 24, 2005 to provide that:

•	he is expected to devote approximately 60% of his time and efforts to the Company, rather than full time;

•	his base salary is $318,000 per fiscal year, subject to review and adjustment by the Board of Directors;

•	his eligibility for performance bonuses decreased by 14% effective January 24, 2005; and

•	payment of an aggregate sum of $600,000, payable in installments of $25,000 each due on the first day of each month upon termination by either party in consideration of Mr. Bayer’s agreement to be bound by non-competition, non-solicitation and confidentiality covenants, in lieu of the $500,000 lump sum payment to which he was previously entitled.
      David B. Vaden. Harris Interactive and David B. Vaden entered into an employment agreement effective January 1, 2004 pursuant to which Mr. Vaden became Senior Vice President, Business Development and Internet Services. Mr. Vaden’s employment will automatically terminate on the earlier to occur of (1) December 31, 2005 (subject to renewal as described below) or (2) Mr. Vaden’s death, unless his employment is earlier terminated by either party in accordance with the terms of his employment agreement. The Agreement provides that on December 31, 2005 and each December 31 thereafter, Mr. Vaden’s employment will be automatically extended for an additional successive one year terms, unless either Mr. Vaden or the Company gives the other at least three months written notice of non-renewal. The terms of Mr. Vaden’s employment agreement include, among other things:

•	a base salary of $225,000 per year, subject to increase by the Compensation Committee of the Board of Directors;

•	an annual performance bonus determined by the Compensation Committee of the Board of Directors based upon performance guidelines established for executive officers of the Company, with a target bonus for fiscal 2005 of $100,000 provided that the performance guidelines are met;

•	vacation, automobile allowance, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally including health, life, and disability insurance; and

•	a $250,000 term life insurance policy.
      The Company may terminate Mr. Vaden’s employment at any time. Upon any termination of Mr. Vaden’s employment by reason of his death or permanent disability, or by the Company for “cause” or by Mr. Vaden without “good reason”, each as defined in his employment agreement, he will be entitled to payment of accrued and unpaid salary, bonus and benefits (not including any bonus if termination occurs during the first six months of a fiscal year but including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs if termination occurs during the last six months of such fiscal year). If the Company terminates Mr. Vaden’s employment other than as set forth in the preceding sentence or if Mr. Vaden terminates his employment for “good reason”, he will be entitled to accrued but unpaid salary, bonus and benefits (including a prorated portion of any performance bonus earned with respect to the fiscal year during which termination occurs based upon annualized completed results), continued payment of his salary through and including the first anniversary of his termination, and continued participation in the Company’s employee benefit programs at this then-current level (or the economic equivalent, if such benefits are not available) through and including the first anniversary of his termination. If Mr. Vaden’s employment is terminated because the Company decides not to renew his employment as of any December 31 as described above, he will be entitled to accrued but unpaid salary, bonus and benefits, plus continued payment of his salary through and including the first anniversary of his termination, but if Mr. Vaden’s employment is terminated because he decides not to renew his employment as of any December 31, he will only be entitled to accrued but unpaid salary, bonus and benefits. If

Mr. Vaden’s employment is terminated under certain circumstances during the one-year period following a change of control, in addition to the payments and benefits described above, he will also receive reimbursement for six months of out-placement services.
      Additionally, Mr. Vaden is subject to certain non-competition, non-solicitation and confidentiality covenants contained in his employment agreement and post-termination payments to him are in part in consideration of such obligations.
      In 2005, the Compensation Committee and Mr. Vaden mutually agreed to eliminate Mr. Vaden’s car allowance and in lieu thereof to increase his base salary to $250,323.
      Theresa A. Flanagan. Theresa A. Flanagan and Total Research Corporation (“TRC”) entered into an employment agreement January 1, 1999 pursuant to which she served as President of the Customer Loyalty Division of TRC. The agreement replaced an employment agreement previously effective January 2, 1997. Ms. Flanagan’s contract continued in effect after the acquisition of TRC by Harris Interactive in November, 2001. The agreement provided that on June 30, 2000 and each June 30 thereafter, Ms. Flanagan’s employment would be automatically extended for additional successive one year terms, unless either Ms. Flanagan or TRC gave the other at least six months written notice of non-renewal. The terms of Ms. Flanagan’s employment agreement included, among other things:

•	a base salary of $135,000 per year, subject to increase by the Chief Executive Officer and the Executive Committee of the Board of Directors of TRC;

•	a performance bonus through participation in TRC’s Senior Management Compensation Plan;

•	an automobile allowance of $500 per month;

•	vacation, expense reimbursement and other employee benefits commensurate with those provided by the Company to its senior executives generally; and

•	250,000 stock options scheduled to vest June 30, 1999.
      Pursuant to Ms. Flanagan’s employment agreement, if Ms. Flanagan’s employment was terminated upon her death, she was entitled to payment of salary, performance bonus and benefits accrued prior to termination. If Ms. Flanagan’s employment was terminated by TRC for “cause” or by Ms. Flanagan without “good reason”, each as defined in her agreement, she was entitled to payment of salary and benefits accrued prior to termination. If Ms. Flanagan terminated her employment for “good reason” or TRC terminated the agreement without “cause”, subject to certain exceptions related to performance goals, she would have been entitled to a lump sum payment equal to the greater of her base salary for one year or her base salary for the remaining term of the agreement. She also was entitled to health benefits for the remaining term of the agreement.
      Upon a change in control of TRC, Ms. Flanagan’s employment agreement would have continued in effect, and all stock options granted to her would have been fully vested. Additionally, Ms. Flanagan was subject to certain non-competition, non-solicitation and confidentiality covenants contained in her employment agreement.
      Ms. Flanagan’s base salary was increased by mutual agreement over time from her initial base salary of $135,000 to $220,000 in fiscal year 2005.
      On April 26, 2005, Harris Interactive entered into a letter agreement (the “Termination Letter”) with Ms. Flanagan, pursuant to which the Company accepted Ms. Flanagan’s resignation, effective June 30, 2005. The Termination Letter constituted a notice of non-renewal under, and amended certain provisions of, Ms. Flanagan’s employment agreement dated as of January 1, 1999.
      Under the terms of the Termination Letter, Ms. Flanagan will continue to be paid her $220,000 salary bi-weekly, less standard deductions, through and including September 29, 2006 (the “Severance Period”), in the same manner and frequency as she received her salary prior to the termination, rather than receiving severance in a lump sum as provided by the Employment Agreement. The Termination Letter further provides that Ms. Flanagan will continue to be bound by the non-competition, non-solicitation and non-disclosure provisions of the Employment Agreement through the end of the Severance Period, rather than through June 30, 2007 as would have been provided by the Employment Agreement. The Amendment also changes certain administrative provisions of the Employment Agreement.
      The remaining provisions of the Termination Letter confirm the treatment of certain payments and benefits to Ms. Flanagan upon termination pursuant to the original terms of the Employment Agreement. Under the Termination Letter, Ms. Flanagan will be eligible to receive payment of her fiscal 2005 bonus, in cash and at the same time as bonuses are paid by the Company to its executives generally. Ms. Flanagan will also be entitled to receive certain health and dental insurance benefits during the Severance Period, provided that the Company will not be obligated to provide health or dental benefits if Ms. Flanagan becomes employed or begins to perform work for which she is eligible to receive health benefits. She will also be entitled to receive a payment equal to the value of her unused vacation, and will be eligible to exercise all vested options to purchase shares of the Company’s common stock at any time prior to and including the Severance Period.
Change in Control Agreements
      The Company is a party to a change in control agreement with certain officers and key personnel of the Company, including Arthur E. Coles, a Named Executive Officer. The change in control agreements provide that if during the first year after a change in control of the Company the employee’s employment is terminated by the Company (or any successor) other than for cause, or by the employee for good reason, the employee will be entitled to receive a severance payment equal to:

•	for one year following termination, the employee’s base salary (at the rate in effect just before the change in control),

•	the average annual value of the employee’s annual bonus (calculated based on the bonus paid during the immediately preceding two fiscal years), plus

•	six months of out-placement benefits.
      If employment is terminated by the employee for good reason, the above severance payment will be paid in a lump sum; otherwise, it will be paid in bi-weekly installments consistent with the Company’s prior compensation practices. In addition, for the one year period following termination, the Company (or any successor) will also provide the employee with health benefits equivalent to those the employee received immediately before the change in control (or will reimburse the employee’s out-of-pocket expenses in obtaining such insurance if not available under Harris’ and the successors employer’s plans). The employee also agrees to be bound by certain non-compete, non-solicitation and confidentiality provisions.
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
      During the fiscal year ended June 30, 2005, Mr. George Bell, Mr. Antoine G. Treuille and Mr. Howard L. Shecter served as members of the Compensation Committee of Harris Interactive’s Board of Directors. Mr. James R. Riedman joined the Committee as its chairman on July 1, 2005. None of the members of the Compensation Committee during fiscal 2005 is or has been an officer or employee of Harris Interactive or any of its subsidiaries. Mr. Riedman received a consulting fee from the Company in connection with services provided related to the acquisition of the Company’s UK subsidiary in fiscal 2002, more than three full fiscal years before he joined the Compensation Committee in fiscal 2006. No interlocking relationship existed during the last completed fiscal year between Harris Interactive’s Board of Directors or Compensation Committee and the board of directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The information contained in this Compensation Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act as amended, except to the extent Harris Interactive specifically incorporates it by reference.
      The goals of Harris Interactive’s compensation policy are to attract, retain and reward executive officers who contribute to the overall success of the Company by offering compensation that is competitive in the industry, to motivate executives to achieve Harris Interactive’s business objectives, and to align the interests of its executive officers with the long-term interests of its stockholders. Harris Interactive currently uses salary, cash bonuses, stock options, executive benefits, and participation in benefit plans and programs generally available to all Harris Interactive employees to meet these goals. The Compensation Committee of the Board of Directors oversees compensation matters, and all members of the Committee are independent directors.
Forms of Compensation
      In setting total compensation, the Compensation Committee of the Board of Directors considers individual performance and the performance of Harris Interactive. The Committee also considers materials related to corporate governance best practices and national trends in executive compensation, as well as market information regarding compensation paid by other companies in the market research industry.
      Base Salary. Harris Interactive provides a base salary and benefits package that is intended to compensate executives fairly based upon their duties and responsibilities and to be competitive within the industry. Salaries for executive officers are initially set based on negotiation with individual executive officers, and with reference to salaries of other executives within the Company as well as salaries for comparable positions for individuals of similar education and background to the respective executive officers. Harris Interactive also gives consideration to the individual’s experience, reputation in his or her industry and expected contributions to the Company. The Compensation Committee consults with the independent directors as to, and reviews and approves compensation of the Chief Executive Officer. The Committee also reviews and approves management’s recommendation as to the salaries of all other executive officers of the Company, which are subject to adjustments based on (i) the Compensation Committee’s determination that the individual’s level of contribution to Harris Interactive has changed since his or her salary had last been reviewed, and (ii) increases in competitive pay levels.
      Cash Bonuses. Under the terms of their employment agreements and other arrangements with the Company, certain of the Company’s executive officers are eligible for an annual bonus based on performance standards relating to Harris Interactive’s revenue and operating income for the year. Bonus payments to executive officers are determined by the Compensation Committee.
      For fiscal 2005, the Compensation Committee adopted a senior executive bonus plan (the “Corporate Bonus Plan”) which established a senior executive bonus pool equal to specified percentages of portions of the Company’s fiscal 2005 pre-tax profit that were above targeted base levels, all computed after payment of all bonuses and incentives. The plan assigned to each covered executive officer a percentage of the final bonus pool. The Committee also approved a bonus plan applicable to business unit executives (the “Business Unit Bonus Plan”) pursuant to which bonuses could be earned based upon performance of individual business units as well as the overall profitability of the Company. Former Wirthlin Worldwide executives remained eligible for incentives under the pre-existing Wirthlin Worldwide arrangements through December 31, 2004, and were covered by the Corporate Bonus Plan and Business Unit Bonus Plan for the remainder of Harris Interactive’s fiscal year ending June 30, 2005.
      No fiscal 2005 performance bonuses were paid under the Corporate Bonus Plan to Robert E. Knapp, former Chairman and Chief Executive Officer, Gregory T. Novak, President and Chief Executive Officer since May 2005 and prior to that time President and Chief Operating Officer, Leonard R. Bayer, Executive Vice President, Chief Scientist and Chief Technology Officer, Dennis K. Bhame, Executive Vice President, Human Resources, David B. Vaden, Executive Vice President, Chief Strategy Officer, and George H. Terhanian, President, Harris Interactive Europe and Global Internet Research. Frank J. Connolly, Jr., Executive Vice President, Chief Financial Officer, Treasurer and Secretary was paid a signing bonus of $67,500 in fiscal 2005 pursuant to the terms of his Employment Agreement. For the first half of fiscal 2005, Arthur E. Coles, Group President, U.S. Industry Research Groups, was eligible for a performance bonus under the Business Unit Bonus Plan, and for the remainder of the fiscal year 70% of his bonus opportunity was based upon business unit performance and 30% was based on Company-wide performance. For fiscal 2005, Mr. Coles received a performance bonus consisting of a cash payment of $41,097. Aled W. Morris, Managing Director, Harris Interactive Europe, was not eligible for a performance bonus in fiscal 2005. Dee T. Allsop was eligible for bonus under Wirthlin Worldwide arrangements through December 31, 2004 and in connection therewith received a cash bonus payment of

$120,000. For the second half of fiscal 2005, Mr. Allsop received no cash bonus. Albert Angrisani, former President and Chief Operating Officer, received an incentive bonus of $134,600 in fiscal 2005 as provided in his amended employment agreement.
      For fiscal 2006, the Compensation Committee has modified the Corporate Bonus Plan and has established a bonus pool under it equal to specified percentages of portions of the Company’s fiscal 2006 pre-tax profit that are above targeted base profit levels, computed after payment of all bonuses and incentives. The aggregate bonus pool under the Corporate Bonus Plan will be $1,100,000 if the Company achieves budgeted pre-tax profits. Certain executive officers and members of the corporate staff will receive bonuses as a percentage of the final bonus pool. Other executive officers and members of the corporate staff who have responsibility for certain support services functions will receive bonuses based 50% on their respective percentages of the final bonus pool and 50% upon performance factors related to research operations. The Compensation Committee also has approved changes to the Business Unit Bonus Plan. Under the revised plan, an employee generally receives 45% of bonus based upon the achievement of targeted operating profits of the applicable business unit or group, 45% of bonus based upon achievement of either a broader business unit or group’s achievement of targeted operating profits, and 10% of bonus in the discretion of management. Under the Business Unit Bonus Plan, Arthur E. Coles and Dee T. Allsop will receive their respective bonuses based 45% on Company-wide performance, 45% on the performance of U.S. operations, and 10% on a discretionary basis. George H. Terhanian will receive his bonus based 45% on Company-wide performance, 45% on the performance of European operations, and 10% on a discretionary basis. Aled W. Morris will receive his bonus based 90% on the performance of European operations and 10% on a discretionary basis. Each of the Corporate Bonus Plan and Business Unit Bonus Plan is an unwritten arrangement as to the expectations of the Compensation Committee as to cash bonuses to be awarded, but the plans may be modified from time to time at the sole discretion of the Committee.
      Long-Term Incentives. Longer term incentives are provided through Harris Interactive’s 1999 Long-Term Incentive Plan, which rewards executives and other employees through the growth in value of Harris Interactive’s common stock. The Compensation Committee administers the Plan, selects those individuals to whom options or other awards should be granted and determines the terms of those awards. The Compensation Committee believes that employee equity ownership provides a major incentive for employees to build stockholder value and serves to align the interests of employees with those of the Company’s stockholders. Although a variety of equity incentives are available under the Plan, stock options historically have been granted to executive officers, based upon each officer’s relative position, responsibilities, historical and expected contributions to Harris Interactive, and existing stock ownership and previous option grants, with primary weight given to the executive officer’s relative rank and responsibilities. Initial stock option grants designed to recruit an executive officer to join Harris Interactive may be based on negotiations with the officer and with reference to historical option grants to existing executive officers. Stock options are typically granted at the market price of Harris Interactive’s common stock on the date of grant, with a four-year vesting schedule, and will provide value to the executive officers only when the price of shares of Harris Interactive common stock increases over the exercise price. The Committee believes that issuing options on an annual basis in the aggregate range of 2% of the outstanding stock of the Company is appropriate.
      In fiscal year 2005, but as part of their respective fiscal 2004 bonuses, the Committee granted 31,250 stock options to Robert E. Knapp, 24,375 stock options to Leonard R. Bayer, 13,855 stock options to Gregory T. Novak, 5,210 stock options to Arthur E. Coles, 1,625 stock options to Dennis K. Bhame, 3,250 stock options to David B. Vaden, and 2,560 stock options to Theresa A. Flanagan, in each case fully vested and with an exercise price of $6.27 per share.
      In addition, in fiscal 2005 the Committee awarded Mr. Novak 500,000 options with an exercise price of $6.76 per share, pursuant to the terms of his Employment Agreement related to his fiscal 2004 appointment as President and Chief Operating Officer of the Company and 320,000 options with an exercise price of $4.39 per share related to his appointment as Acting Chief Executive Officer of the Company in May 2005. In fiscal 2005, the Committee awarded the following additional options to the following executive officers at the following per share exercise prices:

Gregory T. Novak	500,000 options(1)	$6.76
	320,000 options	4.39
Dee T. Allsop	50,000 options	6.21
	25,000 options	4.13
	55,000 options	4.39
Leonard R. Bayer	25,000 options	4.39
Dennis K. Bhame	45,000 options	4.39
Arthur E. Coles	55,000 options	4.39
Frank J. Connolly, Jr.	300,000 options	7.94
Aled W. Morris	40,000 options	4.37
	25,000 options	4.39
George H. Terhanian	45,000 options	4.39
David B. Vaden	100,000 options	7.94
	65,000 options	4.39

(1)	Options awarded Mr. Novak pursuant to the terms of his Employment Agreement related to his 2004 appointment as President and Chief Operating Officer of the Company.
      Limits on the Deductibility of Compensation. Section 162(m) of the Internal Revenue Code generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation. Through June 30, 2005, this provision has not limited Harris Interactive’s ability to deduct executive compensation. The Compensation Committee will continue to monitor the potential impact of Section 162(m) on the Company’s ability to deduct executive compensation. Harris Interactive’s Long-Term Incentive Plan has been designed, and is intended to be administered, in a manner that will enable the Company to deduct compensation attributable to options and certain other awards thereunder, without regard to such deduction limitation.
CEO Compensation
      During the fiscal year ended June 30, 2005, Robert E. Knapp served as the Company’s Chief Executive Officer through May 4, 2005. Effective May 5, 2005 Mr. Gregory T. Novak became the Company’s Acting Chief Executive Officer, and effective September 7, 2005 Mr. Novak became the Company’s Chief Executive Officer.
      The compensation of each of Mr. Knapp and Mr. Novak during fiscal 2005 was determined by applying the same criteria discussed at the beginning of this report used to determine compensation and bonuses for all executive officers of the Company. In addition, in determining Mr. Novak’s compensation the Committee considered the increase in his responsibilities when he assumed the responsibilities of the chief executive officer position. The compensation of Messrs. Novak and Knapp for fiscal 2005 is set forth in the Summary Compensation Table appearing on page 18 of this Proxy Statement.
      Pursuant to Mr. Knapp’s Employment Agreement, the details of which are provided above under “Employment Contracts, Severance and Change of Control Arrangements”, beginning January 26, 2004 Mr. Knapp received an annual base salary of $500,000 and commencing with fiscal 2005, he was eligible for an annual performance bonus under the Corporate Bonus Plan, with a target bonus of at least $250,000. He did not receive a performance bonus for fiscal 2005. Under the terms of his Employment Agreement, of the 500,000 options granted to Mr. Knapp in January, 2004 when he joined the Company, 250,000 options vested in January 2005 and 20,833 options vested monthly thereafter until termination of his employment in May, 2005. Under the terms of Mr. Knapp’s Separation Agreement and Mutual Release of Claims, also described above under “Employment Contracts, Severance and Change of Control Arrangements,” Mr. Knapp received separation and non-compete payments in the aggregate amount of $600,000 in lieu of the $1,000,000 provided in his 2004 Employment Agreement, and until November 2006 rights to health insurance benefits comparable to those provided to other senior executives of the Company.
      Mr. Novak and the Company were parties to an Employment Agreement dated as of April 1, 2004 and amended January 1, 2005 (the “2004 Agreement”). In recognition of Mr. Novak’s appointment as Chief Executive Officer on September 7, 2005 and increased duties in connection therewith, the 2004 Agreement was replaced by an Amended and Restated Employment Agreement between Mr. Novak and the Company dated September 28, 2005, and effective September 7, 2005 (the “2005 Agreement”). The details of the 2004 Agreement and 2005 Agreement are provided above under “Employment Contracts and Severance and Change of Control Arrangements”. Pursuant to the 2004 Agreement as President and Chief Operating Officer Mr. Novak received annual base salary of $368,000 and the standard Company benefits available for other senior executives including health, life, and disability insurance through and including May 22, 2005. Effective May 23, 2005, as Acting Chief Executive Officer Mr. Novak’s annual base salary was increased to $425,000. Mr. Novak’s target bonus under the Corporate Bonus Plan was $200,000 for fiscal 2005, but because the Company did not achieve threshold pre-tax profit levels, no bonus was paid to Mr. Novak in fiscal 2005. Pursuant to the 2005 Agreement, effective September 28, 2005 Mr. Novak’s salary was increased to $475,000, his target bonus under the Corporate Bonus Plan was increased to $250,000, and Mr. Novak receives the other benefits and has the other rights described above in “Employment Contracts, Severance and Change of Control Arrangements.” Mr. Novak also received 833,855 stock options at fair market value on the grant dates in fiscal 2005 as described above in “Forms of Compensation — Long Term Incentives.” The 13,855 options granted as part of Mr. Novak’s 2004 bonus vested on the grant date. Of the 500,000 options granted to Mr. Novak with an exercise price of $6.76, 125,000 vested on March 30, 2005 and 10,417 vested each month thereafter. None of the 320,000 options granted to Mr. Novak with an exercise price of $4.39 were vested in fiscal 2005. On September 28, 2005 in consideration of Mr. Novak’s appointment as Chief Executive Officer on September 7, 2005, the Compensation Committee granted Mr. Novak and additional 230,000 options with an exercise price of $4.20, fair market value on the grant date, and with the Company’s customary four year vesting schedule.
Summary
      The Compensation Committee believes that Harris Interactive’s compensation policy as practiced to date has been successful in attracting and retaining qualified employees and in tying compensation directly to corporate performance relative to corporate goals. Harris Interactive’s compensation policy will evolve over time as the Company attempts to achieve its many short-term goals while maintaining its focus on building long-term stockholder value through technological leadership, execution of the Company’s operating plans, and development and expansion of Harris Interactive’s client relationships.
Submitted by the Compensation Committee of the Company’s Board of Directors:
James R Riedman (Chairman)
Howard L. Shecter
Antoine G. Treuille

Performance Graph
      The following graph, presented pursuant to the rules of the SEC, demonstrates a comparison of cumulative total stockholder return for holders of shares of Harris Interactive’s common stock from June 30, 2000 through June 30, 2005, compared with the Nasdaq Stock Market (US) Index and a peer group. The peer group represented includes the U.S.-based market research corporations Arbitron Inc., Forrester Research Inc., Gartner Inc., Greenfield Online Inc., IMS Health, Inc., National Research Corp., NetRatings, Inc., and Opinion Research Corp., as published by Inside Research. The stock price performance shown on the graph below is not necessarily indicative of future price performance and only reflects Harris Interactive’s relative stock price for the period from June 30, 2000 through June 30, 2005.
      The information contained in the Performance Graph shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except to the extent Harris Interactive specifically incorporates it by reference.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG HARRIS INTERACTIVE INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
S&P SMALLCAP 600, RUSSELL 2000, AND A PEER GROUP

	6/00	6/01	6/02	6/03	6/04	6/05
Harris Interactive Inc.	100.00	51.61	69.57	133.36	138.73	100.54
Nasdaq Stock Market (U.S.)	100.00	55.52	37.16	31.63	43.07	43.56
S&P SmallCap 600	100.00	111.12	111.42	107.43	143.50	164.85
Russell 2000	100.00	100.66	91.93	90.42	120.59	131.98
Peer Group	100.00	105.05	74.94	75.27	100.69	102.51

*	$100 invested on 6/30/00 in stock or index — including reinvestment of dividends. Fiscal year ending June 30.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of the common stock of the Company with the SEC. Officers, directors and beneficial owners of more than 10% of any class of the Company’s equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.
      Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 2005, all filing requirements under Section 16(a) applicable to its officers, directors, and greater than 10% beneficial owners were complied with.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee selected PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of Harris Interactive for the fiscal year ended June 30, 2005. The Audit Committee has not yet completed its evaluation and has not yet appointed an independent registered public accounting firm for fiscal year 2006. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.
AUDIT FEES
      The aggregate fees billed by PricewaterhouseCoopers LLP (“PwC”) for professional services rendered to the Company for the fiscal years ending June 30, 2005 and 2004 were $451,255 and $222,191, respectively. An explanation of such fees is provided in the following table:

	Fiscal 2005	Fiscal 2004

Audit Fees	$289,500	$139,000
Audit-Related Fees	26,500	17,000
Tax Fees	135,255	66,191

Total Fees Paid	$451,255	$222,191
      “Audit Fees” include fees billed by PwC for the audit of Harris Interactive’s annual financial statements for the fiscal year and reviewing our quarterly reports on Form 10-Q and Sarbanes Oxley related attestation work, as well as our review of SEC reports and filings, including the Company’s Registration Statement on Form S-3 filed with the SEC on November 9, 2004, the Company’s Registration Statements on Form S-8 filed with the SEC on December 14, 2004 and April 1, 2005 and the Company’s Form 8-K/ A filed on November 9, 2004. “Audit-Related Fees” include fees for services such as accounting consultations. “Tax Fees” are fees billed for tax services in connection with the preparation of the Company’s federal, state and foreign income tax returns, including extensions and quarterly estimated tax payments, and customary consultation or advice regarding accounting issues, potential transactions or taxes (e.g., tax compliance, tax consulting, or tax planning). No fees were approved by the Audit Committee under the exception provided in Section 10(A)(i)(1)(B) of the Exchange Act.
      The Audit Committee approves the annual budget for all audit and non-audit services and pre-approves all engagements of the Company’s auditors to provide non-audit services. The Audit Committee has delegated authority to members of the Committee to pre-approve non-audit services and any such approvals must be reported at the next meeting of the Audit Committee. No member of the Committee exercised such delegated authority during fiscal 2005. The Audit Committee’s general policy is to restrict the engagement of the independent registered public accounting firm to providing audit and tax-related services. The Audit Committee will not engage the independent registered public accounting firm to provide any non-audit services that are prohibited under Section 10A of the Exchange Act and Rule 10A-3 thereunder.
      The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of PwC as the Company’s independent registered public accounting firm.
OTHER MATTERS
      At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is intended that shares represented by proxies will be voted or not voted by the persons named in the proxies in accordance with the recommendation of the Board of Directors, or, in the absence of any such recommendation, by the proxy holders in their discretion.

FUTURE STOCKHOLDER PROPOSALS
Advance Notice Procedures
      Under Harris Interactive’s Bylaws, no business may be brought before an annual meeting unless:

•	it is specified in the notice of the meeting (which includes stockholder proposals that Harris Interactive is required to include in its proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act); or

•	it is otherwise brought before the meeting by or at the direction of Harris Interactive’s Board of Directors or by a stockholder entitled to vote who delivered notice to Harris Interactive (containing certain information specified in the bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the date on which Harris Interactive first mailed its prior-year proxy statement and form of proxy to stockholders (between June 10, 2005 and July 10, 2005, for proposals for the 2005 annual meeting).
      These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in Harris Interactive’s proxy statement, described below.
Stockholder Proposals for the 2006 Annual Meeting
      Stockholders interested in submitting a proposal for inclusion in the proxy materials for Harris Interactive’s annual meeting of stockholders in 2006, including any nomination of a person for election to the Board of Directors, may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by Harris Interactive’s Corporate Secretary by June 5, 2006 (which date is 120 days prior to the first anniversary of the date on which Harris Interactive first mailed this Proxy Statement and form of proxy to stockholders).
      Additionally, if a stockholder interested in submitting a proposal for the 2006 annual meeting fails to deliver notice of such stockholder’s intent to make such proposal to the Corporate Secretary between June 5, 2006 and July 5, 2006, then any proxy solicited by management may confer discretionary authority to vote on such proposal.
AUDIT COMMITTEE REPORT
      The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Securities Exchange Act. The information contained in this Audit Committee Report shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except to the extent Harris Interactive specifically incorporates it by reference.
      The Audit Committee of Harris Interactive’s Board of Directors (a) monitors the integrity of the accounting policies, financial reporting, and disclosure practices of the Company, (b) reviews the results of the Company’s quarterly and annual financial statements and annual audit, (c) appoints and monitors the independence and performance of the Company’s independent registered public accounting firm, (d) approves the compensation of the independent registered public accounting firm and approves in advance all permitted non-audit services to be provided by the Company’s independent registered public accounting firm, (e) meets with the Company’s independent registered public accounting firm to review the Company’s critical accounting policies, internal controls, and financial management practices, (f) monitors the processes established and maintained by management in order for management to assure that an adequate system of internal accounting and financial control is functioning within the Company, and (g) monitors the processes established by management in order for management to assure corporate compliance with legal and regulatory requirements. This Committee also receives, reviews and takes action with respect to complaints received by the Company regarding accounting, internal accounting controls, and auditing matters.

      The Audit Committee currently consists of four directors, all of whom are “independent directors” as defined under NASDAQ Rule 4200(a)(15) and SEC Rule 10A-3(b)(1). The current members of the Audit Committee are Mr. Stephen D Harlan, Mr. David Brodsky, Mr. James R Riedman and Mr. Howard L. Shecter. Mr. Riedman was appointed to the Audit Committee effective July 1, 2005.
      Harris Interactive’s Board of Directors amended the written charter for the Audit Committee on September 7, 2005. A copy of the amended charter is attached as Appendix A to this Proxy Statement.
      During fiscal 2005, the Audit Committee held twelve meetings. The Audit Committee reviewed and discussed Harris Interactive’s audited financial statements for its fiscal year ended June 30, 2005 with Harris Interactive’s Board of Directors and management. In addition, Harris Interactive’s Audit Committee discussed with PricewaterhouseCoopers LLP, Harris Interactive’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standard No. 61 and Rule 2-07 of SEC Regulation S-X. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with them their independence. Based on the Audit Committee’s review of the audited financial statements and the foregoing discussions, the Audit Committee recommended to Harris Interactive’s Board of Directors that the audited financial statements of Harris Interactive be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005.
Submitted by the Audit Committee of the Company’s Board of Directors:
Mr. Stephen D. Harlan (Chairman)
Mr. David Brodsky
Mr. James R Riedman
Mr. Howard L. Shecter

ANNUAL REPORT ON FORM 10-K/A
      A copy of Harris Interactive’s Annual Report as integrated on Form 10-K/ A, (without exhibits) is being distributed with this Proxy Statement. The Annual Report on Form 10-K and Form 10-K/ A, as filed with the SEC, are also available, without charge, by writing to: Corporate Secretary, Harris Interactive Inc., 135 Corporate Woods, Rochester, New York 14623. In addition, the reports (with exhibits) are available at the SEC’s Internet site (http://www.sec.gov), and on Harris Interactive’s website (http://www.harrisinteractive.com).

Appendix A
AUDIT COMMITTEE CHARTER
HARRIS INTERACTIVE INC.
Purpose and Powers
      The Audit Committee is appointed by the Board of Directors of the Company to provide assistance to the Board in fulfilling its oversight responsibility to shareholders, potential shareholders, the investment community, and others by overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The duties and responsibilities of a member of the Audit Committee are in addition to such person’s duties as a member of the Board. The Audit Committee’s primary duties and responsibilities are to:

•	monitor the integrity of the accounting policies, financial reporting, and disclosure practices of the Company;

•	monitor the processes established and maintained by management to assure that an adequate system of internal accounting and financial control is functioning within the Company;

•	appoint, terminate, and oversee the independence and performance of the Company’s independent auditors;

•	monitor the processes established and maintained by management to assure that free and open communications are maintained among the Audit Committee, management, and the Company’s independent auditors; and

•	monitor the processes established and maintained by management to assure corporate compliance, including compliance with legal and regulatory requirements and the Company’s Code of Ethics.
      The Audit Committee has the authority to investigate fully any matter it deems necessary in fulfilling its responsibilities, with full access to all books, records, facilities and personnel of the Company as well as to the outside auditor and, if the Company has appointed one, the Company’s internal auditor. To that end, the Audit Committee has the authority to (i) retain and compensate, at the Company’s expense, outside legal counsel and accounting or other experts, as the Audit Committee deems necessary or appropriate in the performance of its duties and responsibilities, and (ii) in cooperation with management, monitor that adequate Company resources are available to support effective internal audit and controls functions.
Composition
      The Audit Committee shall be comprised of three or more directors, as determined by the Board. Each member of the Audit Committee shall meet the independence and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “SEC”), and the listing standards of The Nasdaq Stock Market.
      All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and must have an ability to read and understand financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time of their appointment to the Audit Committee.
      At least one member of the Audit Committee shall have employment experience in accounting or finance, professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Such member shall qualify as an audit committee financial expert under the rules and regulations of the SEC, and a determination that the person so qualifies shall be made by the Board of Directors of the Company.
      The members of the Audit Committee shall be appointed, and may be replaced, by the Board. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

Meetings
      The Audit Committee shall meet at such times as circumstances dictate, but not less than quarterly.
      As part of its job to foster free and open communication, the Audit Committee shall meet at least annually with each of management and the independent accountants in separate sessions, in order to discuss any matters either of these groups believes should be discussed privately. The Committee also may choose to meet in executive session. It may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Responsibilities and Duties
      The Audit Committee’s responsibility is one of monitoring, oversight, and reporting the results of its activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this Charter, management and the Company’s independent auditors have more time, expertise, and complete information than the members of the Audit Committee. It is not the responsibility of the Audit Committee to conduct audits, or to provide expert assurances that the Company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. Management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements.
      The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (a) compensation to the outside auditor, (b) compensation to any outside legal, accounting or other advisers employed by the Audit Committee in accordance with this Charter, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
      The Audit Committee shall engage in such activities from time to time as are reasonably necessary or appropriate in order to fulfill its responsibilities and duties, including among others the following:

Charter Review
      1. The Audit Committee shall review and reassess, at least annually, the adequacy of this Charter, make recommendations regarding amendments to the Board as conditions dictate, and assure publication of the Charter as approved by the Board in accordance with SEC regulations.

Oversight of Relationship with Independent Accountants
      1. The Audit Committee shall have the sole authority for the appointment, replacement, compensation, retention and oversight of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit review or attest services for the Company. The Audit Committee shall evaluate the qualifications, performance, and independence of the independent auditor, and shall present its conclusions with respect to the independent auditor to the Board.
      2. The independent auditors are ultimately accountable to the Audit Committee and the entire Board for their audit of the financial statements and of the Company. The Company’s independent auditors shall report directly to the Audit Committee.
      3. The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms of such services) to be provided to the Company by its independent auditor, provided, however, permitted non-audit services which were not recognized as non-audit services at the time of engagement of the independent auditor, and which fall under the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, shall be approved by the Audit Committee prior to the completion of the audit. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals of audit services and permitted non-audit services, provided that decisions of such designated member(s) to pre-approve such services shall be reported to the full Audit Committee at its next scheduled meeting.

      4. The Audit Committee shall oversee the independence of the Company’s independent auditors. Toward that end, the Audit Committee shall assure receipt from the auditors, at least annually, of a formal written statement disclosing all relationships between the auditors and the Company in accordance with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, on at least an annual basis, the Audit Committee shall review and discuss with the independent auditors and the Board all significant relationships or services such auditors have with or provide to the Company that may impact the objectivity and independence of the auditors. The Audit Committee shall take, or shall recommend that the full Board take, appropriate actions to address issues related to the auditor’s independence.
      5. The Audit Committee shall obtain and review information from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, (c) any material issues raised by governmental or professional authorities since the last report respecting one or more audits carried on by the firm, and (d) the firm’s responses to any such issues.
      6. At least annually, the Audit Committee shall meet separately with appropriate representatives of each of management and the independent auditors to discuss any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.
      7. The Audit Committee shall receive all material written communications from the independent auditors to management and the Company required by governmental authorities or any self-regulatory organization such as the Nasdaq Stock Market.
      8. The Audit Committee shall review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements. The Audit Committee has responsibility for resolution of disagreements between management and the independent auditor regarding financial reporting.
      9. The Audit Committee shall discuss the overall scope and plans for the annual audit with management and the independent auditors.
      10. The Audit Committee shall ensure that the Company’s independent auditors keep the Audit Committee informed about fraud, deficiencies in the Company’s internal control structure, and certain other matters.

Oversight of Financial Reporting and Control Process
      1. The Audit Committee shall review and discuss with management and the independent auditors the Company’s annual audited financial statements and related opinion of the independent auditors, and the disclosures proposed to be made in the “management’s discussion and analysis” section of the Company’s Annual Report on Form 10-K, and shall recommend to the Board whether the annual financial statements should be included in the Form 10-K. Such review shall include a discussion of management’s and the independent auditors’ judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures.
      2. The Audit Committee shall review and discuss with management and the independent auditors the Company’s quarterly financial results and reports and the Company’s Quarterly Report on Form 10-Q, as well as other financial reports and information made public or filed with regulatory or other authorities, prior to their filing or release.
      3. The Audit Committee shall review and discuss with management the information to be included in earnings releases as well as financial information and guidance to be provided to analysts and rating agencies.
      4. The Audit Committee shall annually report to shareholders in the Company’s annual proxy statement as required by SEC regulations.
      5. The Audit Committee shall review disclosure and documentation of the Company’s significant accounting policies. Toward that end, the Audit Committee shall establish regular systems of reporting to the Audit Committee by management and the independent accountants regarding: (a) any significant judgments made in management’s preparation of the financial statements, (b) any significant changes in selection of accounting policies, and (c) all alternative treatments of significant financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors.
      6. The Audit Committee shall discuss with the independent auditors any matters required to be communicated by the auditors in accordance with Statement of Auditing Standards No. 61, Communications with Audit Committees, relating to the conduct of the audit, including any significant changes in auditing standards or in the scope of the audit. The Audit Committee shall discuss the results of the audit and any other matters required to be communicated to the Audit Committee by the independent auditors under GAAP.
      7. In conjunction with management and the independent auditors, the Audit Committee shall review the integrity of the Company’s financial controls, systems, and internal and external reporting processes. Among others, it shall review disclosures made by the Company’s CEO and CFO during their certification process for Forms 10-K and 10-Q regarding deficiencies or material weaknesses in the design or operation of the company’s internal controls, and any fraud involving employees with a significant role in internal controls.
      8. The Audit Committee shall discuss with management the Company’s major financial risk exposures including steps taken to manage such exposures.
      9. The Chief Financial Officer of the Company shall provide the Audit Committee with copies of all reports, management letters, and schedules of unadjusted differences of the Company’s independent auditors, as well as governmental requests and examinations, and the Company’s responses to the same.

Compliance
      1. The Audit Committee shall meet with the principal outside corporate legal counsel for the Company at least annually to inquire as to material legal compliance deficiencies and material litigation of which counsel is aware.
      2. The Audit Committee shall obtain assurance from the Company’s independent auditors that Section 10A(b) of the Exchange Act has not been implicated.
      3. The Audit Committee shall review and, as needs dictate, update the Company’s Code of Ethics, and shall monitor the processes established and maintained by management to assure compliance with such Code of Ethics.
      4. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters.
      5. The Audit Committee shall establish a procedure for review of all “related party transactions”, as defined in Item 404 of Regulation S-K, proposed to be entered into by the Company. Prior approval of the Audit Committee shall be required for any such related transaction.
      6. The Audit Committee shall periodically review with the Company’s management and legal counsel any legal matter that could have a significant impact on the Company’s business, operations, or financial statements.

Self-Evaluation
      1. The Audit Committee shall conduct periodic self-evaluations.
Approved: September 8, 2005

REVOCABLE PROXY
PLEASE REFER TO ENCLOSED VOTING INSTRUCTIONS FOR TELEPHONE AND INTERNET VOTING
HARRIS INTERACTIVE INC.
135 CORPORATE WOODS, ROCHESTER, NEW YORK 14623
PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF HARRIS
INTERACTIVE INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON,
TUESDAY, NOVEMBER 1, 2005
The undersigned hereby constitutes and appoints Leonard R. Bayer and Frank J. Connolly, Jr., and each of them, as proxies (the “Proxies”) of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $0.001 per share, of Harris Interactive Inc. (“Harris Interactive”) held of record by the undersigned as of the close of business on September 16, 2005, at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Memorial Art Gallery, 500 University Avenue, Rochester, New York 14607, on November 1, 2005 at 5:15 p.m. local time and at any adjournments thereof.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE SET FORTH BELOW IN PROPOSAL 1, AND WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF. Stockholders of record who plan to attend the Annual Meeting may revoke the proxy by casting their vote at the meeting in person.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated October 3, 2005, and a copy of Harris Interactive’s 2005 Annual Report as integrated on Form 10-K/A for the fiscal year ended June 30, 2005. The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.
     PLEASE DATE, SIGN, AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.
▼    Please Detach and Mail in the Envelope Provided    ▼

The Board of Directors Recommends a Vote “For” all Nominees
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		For	Against	Withhold Authority
1.	Election of Class III Directors
	Gregory T. Novak	☐	☐	☐
	James R. Riedman	☐	☐	☐
	Richard B. Wirthlin	☐	☐	☐

Election of Class II Director
	Stephen D. Harlan	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any Adjournment(s) thereof.	☐	☐	☐

	Date	, 2005		Date	, 2005

STOCKHOLDER(S) SIGNATURE(S)			STOCKHOLDER(S) SIGNATURE(S)
NOTE: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signor is a partnership, please sign in partnership’s name by authorized person.